UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to 240.14a-12
GENPACT LIMITED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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genpact

2023 Proxy Statement

Notice of Annual General Meeting

March 21, 2023
Dear Fellow Shareholder,
Our 2022 performance reflects the strength of our strategic choices, and the relevance of our solutions to our clients as they accelerate their transformation journeys.
We have built a reputation as a trusted long-term partner for our clients and delivered measurable value beyond cost and productivity through our end-to-end, domain, data and process-led solutions, leveraging analytics and digital technologies. Our agility and the dedication of our more than 115,000-person global team has allowed us to rapidly meet the needs of our clients as the world continues to face unprecedented challenges and uncertainties.
We firmly believe that driving value for all of our stakeholders – our clients, employees, shareholders, and communities – is fundamental to our long-term success. As we continue “the relentless pursuit of a world that works better for people,” we are committed to unlocking value that will improve the world for all.
Differentiation in an expanding market
Our strategic focus on a chosen set of industry verticals and services, coupled with the targeted investments we have made in digital, data and analytics, operational excellence, and process expertise as well as domain and functional depth, have allowed us to build the deep experience needed to help our clients navigate an increasingly complex environment.
We continue to see our total addressable market expand, driven by a set of interdependent trends:
•	an increase in the number of enterprises on a journey to transform their business;
•	increasing client focus on consolidation, standardization and global delivery with particular focus on cost in order to generate investment dollars for their business;
•	the continued accelerated movement to the cloud with our unique approach to building solutions;
•	the exponential growth in leveraging data and real-time analytics; and
•	increasing demand for great talent that understands new technologies as well as data and analytics.
Responding to these trends, enterprises are revisiting their choices by focusing on a narrower set of strategic technology services partners. This has created new opportunities for us as a partner of choice having the essential domain depth and suite of digital and analytics capabilities to transform clients’ operations end-to-end. As a result, we are seeing many new opportunities with existing clients that want to accelerate transformation journeys, as well as with new clients who are now open to partnerships for the first time in response to the many global challenges.
We believe clients engage with us not only for our demonstrated success in leading complex end-to-end transformations, but for our rich heritage in process and domain depth, our use of Lean and Six Sigma methodologies and our maniacal focus on client relationships, all underpinned with our culture of curiosity, courage, incisiveness, and integrity. This unique combination gives us confidence in our ability to achieve our long-term financial results to drive shareholder value.
Business highlights
During 2022, we redefined our business around two service sets that work together to deliver tangible outcomes for our clients. The first is Data-Tech-AI services, where we design and build solutions using data and modern technologies to help transform our clients’ businesses and operations. The second is Digital Operations services, where we transform our clients’ operations and run them globally to deliver higher levels of end-to-end performance. We believe Genpact is in a highly differentiated position in the marketplace by leveraging the powerful interlinkages between these two growth engines. The more we are engaged in Data-Tech-AI services for clients, the more we find new opportunities to transform and run clients’ operations on an ongoing basis. And the more we grow Digital Operations, the more we win new Data-Tech-AI transformation engagements.

Our results for the year reflect the non-discretionary nature of a majority of our services and the full suite of services we provide our clients to drive cost savings, growth and cash flows, while mitigating risk and improving a variety of outcomes. We saw broad-based growth across all our industry segments, with continued strong momentum across newer growth areas such as Sales & Commercial, Supply Chain Management, Financial Crimes & Risk, and Financial Planning & Analysis.
We also continued to invest in our priority accounts, which represent a portfolio of select clients that are on significant transformation journeys that we believe have great potential to generate above average company growth. The trust and client intimacy we are building with them, across multiple buying centers, allows us to drive value for them and growth for us. During 2022, revenue from our priority accounts grew 15% and represented approximately 60% of total revenue.
Our people
We have always believed that our people represent our greatest competitive advantage. Attracting, building and retaining talent continues to be a top priority for us.
Over the years, we have earned a reputation for being an organization that allows people to build great careers. Our culture of learning fuels our ability to be agile and nimble in serving clients. Powered by our online, on-demand learning platform, Genome, our global teams build critical new skills needed for the future to deliver novel client solutions and outcomes at scale. For the third consecutive year, our global workforce completed over 10 million training hours, deepening their expertise and capabilities in areas such as cloud, digital and AI. This also includes our proprietary data and analytics certification program that is available to all global team members to develop their expertise in generating insights from our vast operating data sets.
During the year, we further evolved our talent management and employee engagement practices to build a more inclusive environment where our employees can thrive. In 2022, we were recognized by Forbes as one of America’s Best Employers for Veterans and acknowledged as an Exemplar of Inclusion in Avtar & Seramount’s Most Inclusive Companies Index.
While we experienced an increase in our talent attrition numbers across the globe in the first half of 2022, attrition has been trending down since June 2022 and is now more aligned with pre-pandemic levels. More importantly, we now measure our employee engagement levels every month across the globe using automated and intelligent chatbots, which continue to indicate a consistently high level of employee engagement driven by our inclusive culture and learning environment.
Financial Performance
We are pleased with our 2022 performance, with revenue growth, adjusted operating income margin and adjusted diluted EPS all coming in at the high-end of our expectations, highlighting the relevance of our Data-Tech-AI Services and Digital Operations Services for our clients.
Our Data-Tech-AI services and Digital Operations Services grew 18% and 6% on a constant currency basis1, respectively, driven by the growing momentum in emerging services, which include Supply Chain and Risk Services.
We often see initial Data-Tech-AI relationships set the stage to expand beyond the original scope with a range of services we offer that are relevant to meet the variety of challenges our clients face today.
Here are some highlights from 2022:
•	Total revenue was $4.37 billion, up 9% year-over-year (11% on a constant currency basis);[1]
•	Data-Tech-AI services revenue was $1.96 billion, up 16% year-over-year (18% on a constant currency basis);[1]
•	Digital Operations services revenue was $2.74 billion, up 3% year-over-year (6% on a constant currency basis);[1]
•	New bookings[2] were approximately $3.9 billion, up 6% year-over-year;
•	Net income was $353 million, down 4% year-over-year, with a corresponding margin of 8%;
1
Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

2
New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

•
Income from operations was $502 million, down 1% year-over-year, with a corresponding margin of 11.5%, and adjusted income from operations[3] was $718 million, up 8% year-over-year, with a corresponding margin[3] of 16.5%;

•	Diluted earnings per share was $1.88, down 2% year-over-year, and adjusted diluted earnings per share[4] was $2.74, up 12% year-over-year.
Driving total shareholder return
In 2022, we returned $306 million of capital to shareholders through dividend payments of $92 million and share repurchases of $214 million. Our buybacks during 2022 reduced our net share count by 2.5%.
Environmental, social, and governance (ESG) considerations
ESG is core to our purpose, and serving our stakeholders — our clients, employees, shareholders and the communities in which we operate — is imperative for our long-term success.
We continue our focus on attracting, building and retaining diverse talent. Using data and carefully curated programs, we are making meaningful strides in bridging racial and gender equity and have since expanded to veterans. We are proud of the recognitions we have received in the market for these efforts, having been included in the 2023 Bloomberg Gender-Equality Index for the second year in a row.
We are committed to bettering our planet and driving initiatives to minimize our climate impact by making our operating facilities greener through increased use of renewable energy, continuous improvement in water consumption, and minimization of waste, including the elimination of non-essential single use plastics and recycling of food waste. We expect to announce our net zero targets during 2023 and have submitted our targets for SBTi validation.
We are excited about the role we can play to drive sustainability not only as an individual company but for our clients as well. Given our deep industry knowledge, strength in data and analytics, and familiarity with our clients’ processes, we are in a meaningful position to help them with their ESG journeys.
We are committed to our ESG initiatives and to sharing our progress transparently with our stakeholders. Please refer to the section titled “Sustainability” in this proxy statement for more information.
Annual General Meeting
Finally, it is my pleasure to invite you to the 2023 Annual General Meeting of Shareholders of Genpact Limited to be held on Thursday, May 4, 2023 at 521 Fifth Avenue, 14th Floor, New York, NY 10075. The Annual General Meeting will begin at 9:00 a.m. Eastern Daylight Time.
The enclosed Notice of our 2023 Annual General Meeting and Proxy Statement provide important information about the matters to be considered and voted upon at the annual meeting. We hope that you will read the enclosed materials and submit your voting instructions by proxy. Voting by proxy will ensure your representation at the annual meeting even if you are unable to attend the meeting in person. The Board of Directors recommends that you vote FOR each director nominee included in Proposal No. 1, FOR Proposal Nos. 2 and 4, and EVERY YEAR with respect to the say-on-frequency proposal, Proposal No. 3, included in the enclosed notice.
Pursuant to the Securities and Exchange Commission rules that allow users to furnish proxy materials to shareholders over the Internet instead of a printed copy of our proxy materials to all of our shareholders, we are providing access to our proxy materials by posting them on the Internet and delivering a Notice Regarding the Availability of Proxy Materials, as more fully described in the accompanying Notice of 2023 Annual General Meeting of Shareholders. This reduces the amount of paper necessary to produce
3
Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin.

4	Adjusted diluted earnings per share is a non-GAAP measure. See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share.

these materials as well as the costs associated with mailing these materials to all shareholders. On or about March 22, 2023, we will mail our shareholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022.
Your vote is very important to us. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or, if you request printed copies of the proxy materials, the enclosed proxy card regarding each of your voting options.
Thank you for your ongoing support of and continued interest in Genpact.
Sincerely,

N.V. “Tiger” Tyagarajan Chief Executive Officer

CANON’S COURT | 22 VICTORIA STREET | HAMILTON HM 12 BERMUDA

Meeting details
Date: Thursday, May 4, 2023
Time: 9:00 a.m. Eastern Daylight Time
Location: 521 Fifth Avenue, 14th Floor, New York, NY 10175

Your vote is important
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 4, 2023: The Company’s proxy statement and Annual Report on Form 10-K are available at www.genpact.com

Notice of 2023 Annual General Meeting of Shareholders

Meeting Agenda
(1)	Elect ten (10) directors to hold office until the next annual election or the election and qualification of their successors;
(2)	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;
(3)	Recommend, in a non-binding, advisory vote, whether a non-binding, advisory shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years;
(4)	Approve the appointment of KPMG Assurance and Consulting Services LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(5)	Transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
The Board recommends that you vote “FOR” each director nominee included in Proposal No. 1, “FOR” Proposal Nos. 2 and 4, and “EVERY YEAR” for Proposal No. 3. The full text of these proposals is set forth in the accompanying proxy statement.

CANON’S COURT | 22 VICTORIA STREET | HAMILTON HM 12 BERMUDA
Voting Instructions
Shareholders of record at the close of business on March 10, 2023 are entitled to vote at the annual meeting.
Your vote is important regardless of the number of shares you own.
We have elected to use the notice and access rules adopted by the Securities and Exchange Commission to provide many of our shareholders access to our proxy materials and our Annual Report on Form 10-K by notifying you of the availability of our proxy materials and our Annual Report on Form 10-K via the Internet. The notice and access model provides the Company with a fast, efficient and lower-cost way to furnish shareholders with their proxy materials and reduces our impact on the environment. As a result, on or about March 22, 2023, we will mail our shareholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) with instructions for how to access the proxy materials and our Annual Report on Form 10-K via the Internet (or how to request a paper copy) and how to vote online. We will also deliver printed versions of the proxy materials to shareholders who request paper copies of the proxy materials. On the date of mailing of the Notice, all shareholders will be able to access the proxy materials on a website referred to, and at the URL address included in, the Notice and in the proxy statement. These proxy materials will be available free of charge.
Whether you expect to attend the annual meeting or not, please vote your shares online or, if you request printed copies of the proxy materials, by mail or telephone. Your prompt response will ensure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.
Please let us know if you plan to attend the annual meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting to be held
on May 4, 2023: The Company’s proxy statement
and Annual Report on Form 10-K are available
at www.genpact.com.
By order of the Board of Directors, Heather D. White Corporate Secretary March 21, 2023

| PROXY STATEMENT

How to vote
Online www.proxyvote.com
Phone 1-800-652-VOTE (8683)
Mail Complete and sign the proxy card and return it in the postage-paid envelope
QR Code Scan the QR code on the Notice or proxy card you receive to receive all of the meeting details.
In person Attend the annual meeting.
Important
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the United States Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written request to us c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, NY 10175, Attention: Corporate Secretary.

Proxy Statement for Annual General Meeting of Shareholders
GENPACT LIMITED
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
May 4, 2023
This proxy statement contains information about the 2023 Annual General Meeting of Shareholders of Genpact Limited, which we refer to in this proxy statement as the “annual meeting” or the “meeting.” The annual meeting will be held on Thursday, May 4, 2023, at 521 Fifth Avenue, 14th Floor, New York, NY 10175. The annual meeting will commence at 9:00 a.m. eastern daylight time.
This proxy statement is furnished by the board of directors of Genpact Limited, which is also referred to as “Genpact” or the “Company” in this proxy statement, in connection with the solicitation of proxies for use at the annual meeting and at any postponement or adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in accordance with the recommendation of our board of directors. The board of directors recommends that you vote FOR each director nominee included in Proposal 1, FOR Proposals 2 and 4, and EVERY YEAR for Proposal 3. A shareholder may revoke any proxy at any time before it is exercised by voting at a later date online or by telephone, by giving our Corporate Secretary written notice to that effect either before or at the annual meeting, by signing and submitting another proxy with a later date, or by attending the annual meeting in person and voting such holder’s shares.
A Notice Regarding the Availability of Proxy Materials with instructions for how to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 via the Internet (or how to request a paper copy) and how to vote online will be mailed to shareholders on or about March 22, 2023. If you request a paper copy of the proxy materials, you may also vote by telephone or by mailing a proxy card in accordance with the process described in the proxy materials.
In this proxy statement we make reference to materials available on our website, www.genpact.com. Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement, nor is it incorporated herein.
1 2023 Proxy Statement

| Corporate Governance
Corporate Governance
OVERVIEW
We believe that good corporate governance is important to ensure that Genpact is managed for the long-term benefit of its shareholders. Our board of directors is responsible for our governance practices and oversight of our strategy, operations and management. Some of the principal responsibilities of the members of our board of directors are to:
•
exercise their business judgment to promote the long-term interests of the Company’s shareholders by providing strategic direction to the Company and overseeing management in the performance of the Company’s business activities;

•	review, approve and monitor significant financial and business strategies as developed by management;
•	evaluate the performance of the Company and its executive officers and approve succession plans for our chief executive officer, or CEO; and
•	review and approve material transactions and corporate activities not entered into in the ordinary course of business.
The board of directors has corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders. These guidelines, together with our bye-laws, our committee charters and our Code of Conduct, provide a governance framework for the board of directors and its committees.
The board of directors reviews our corporate governance guidelines and other corporate governance documents from time to time and revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to changing regulatory and governance requirements. The following sections provide an overview of our corporate governance practices.
You can obtain the current charters for our audit committee, compensation committee and nominating and governance committee, our corporate governance guidelines and our Code of Conduct at www.genpact.com or we will send you a copy upon request in writing to: Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, New York 10175, Attention: Corporate Secretary.
2022 Corporate Governance Highlights
Board Refreshment
Appointed four new directors and a new independent Chair of the Board in the past four years, enhancing the breadth and depth of the skills, experience and diversity of our board of directors.
Board oversight of esg
ESG oversight responsibility was delegated to our Nominating and Governance Committee in 2022.
Shareholder Engagement
Engaged in shareholder outreach to investors representing more than 70% of our shares outstanding in 2022.
(See “Compensation Discussion and Analysis—Shareholder Engagement” for more information.)
Select Company Recognitions
Named one of Ethisphere’s “World’s Most Ethical Companies” for the fifth time.
Included in the 2023 Bloomberg Gender-Equality Index.
Named to Forbes’ “World’s Best Employers 2022,” “Best Employers for Diversity 2022,”
“World’s Best Management Consulting Firms 2022” and “America’s Best Employers for Veterans 2022” lists.
Recognized as “Sustainable Corporate of the Year” by Frost & Sullivan and the Energy and Resources Institute at the 2022
Sustainability 4.0 Awards.
2 2023 Proxy Statement

| Corporate Governance
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to governance policies and practices that are designed to serve the best interests of Genpact and our shareholders. Our governance practices and policies include the following, among other things:
All directors elected annually	All of our directors serve one-year terms and are subject to re-election at each annual meeting.
Separate CEO and Chair	We have an independent Chair of the board of directors.
Independent board and committees	All of our directors other than our CEO are independent, and our board committees are made up entirely of independent directors.
Board commitment to diversity and refreshment
Our board of directors is active in succession planning, is committed to refreshment of our board, and has a robust director selection and succession process that is focused on creating a world-class board that is diverse, including with respect to gender, age, race and ethnicity, experience, international exposure, tenure and skills.

Annual board, committee and individual director evaluations and self-assessments	The nominating and governance committee oversees an annual self-evaluation of the board and its committees and an assessment of each individual director.
Board and committee oversight of, and active involvement in, strategy, risk management and ESG matters	Our board of directors and its committees have oversight of, and active involvement in, strategy, risk management and ESG matters.
Authority to call special meetings	Shareholders collectively holding more than 10% of our share capital have the right to call special general meetings.
Proxy access right	Eligible shareholders* can (subject to certain requirements) include their own director nominees in our proxy materials.
No shareholder rights plan (poison pill)	We do not have a poison pill.
Regular executive sessions of the board	Our board of directors, led by our independent Chair, meets in executive session at each regularly scheduled quarterly meeting of the board.
Director access to management and advisors	Our board has full access to our senior management, who generally attend our regularly scheduled quarterly board meetings, and to advisors as the board determines necessary.
Active shareholder engagement
We regularly engage with our shareholders and solicit their feedback on our corporate governance and pay practices. For information about our shareholder outreach efforts in 2022, see the section titled “Shareholder Engagement” below.

One vote per share	We have only one class of common shares, and each share entitles the holder to one vote on any matter requiring shareholder approval.
Shareholder approval required for bye-law amendments
Our bye-laws may be revoked, altered or amended only with the approval (i) first of the board of directors and then (ii) by a simple majority of shareholders entitled to vote, except in the case of the limited supermajority voting requirements described below.

Limited supermajority voting requirements
Our bye-laws do not contain supermajority voting requirements except to (i) alter the manner in which the bye-laws may be amended or revoked, (ii) alter the rights of any class of shares issued and outstanding, (iii) amend the bye-law defining the events that vacate the office of any sitting director, and (iv) amend the bye-law concerning the appointment of directors in the event that the board of directors has elected to create a classified board.

Prohibition on hedging and pledging of Company securities
Our insider trading policy prohibits all employees, consultants, officers and directors from entering into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities and prohibits these persons from pledging Company securities.

Director and officer share ownership requirements
Our share ownership guidelines require ownership of a number of our common shares with a minimum value equivalent to (i) for our CEO, six times his base salary, (ii) for our other named executive officers, their base salaries, and (iii) for our non-employee directors, three times their annual cash retainers.

3 2023 Proxy Statement

| Corporate Governance
*
See “Important Information about the Annual General Meeting and Voting—How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2024 annual general meeting?” on page 71 for information about submitting proposals for consideration at our next annual meeting. See also the section titled “Director Nomination Process and Director Characteristics” below for information about how to propose a director nominee for election to our board.

SUSTAINABILITY
Information regarding our sustainability, environmental, social, and human capital management activities is available in our “Genpact Sustainability Report” posted on our website. We have been issuing Sustainability Reports every other year since our first publication in 2011 and began publishing them annually in 2021. Our Sustainability Reports are aligned to the UN Sustainable Development Goals and make use of three of the leading sustainability reporting frameworks: the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosure (TCFD). We have also participated in the Climate Disclosure Project (CDP) and EcoVadis annually since 2016.
We encourage you to learn more about our many sustainability initiatives and our progress towards meeting our goals, including with respect to human capital management, by reviewing our “Genpact Sustainability Report” located on the Corporate Governance section of our website at www.genpact.com/investors. Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, such as our Sustainability Report, as a part of this proxy statement, nor is any such information incorporated herein.
DIRECTOR INDEPENDENCE
Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director employed by us cannot be deemed to be an “independent director,” and consequently Mr. Tyagarajan is not an independent director. The board has determined that none of the other director nominees has a material relationship with us for purposes of the NYSE corporate governance listing standards and accordingly each is independent under such NYSE standards.
DIRECTOR NOMINATION PROCESS AND DIRECTOR CHARACTERISTICS
In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.
While we do not have a formal diversity policy for board membership, the nominating and governance committee is committed to considering diversity in accordance with its charter, and it seeks out candidates with diverse experience and perspectives, including diversity with respect to gender, age, race, ethnicity, geography, and areas of expertise. The nominating and governance committee and the board of directors believe that considering diversity is consistent with the goal of creating a board of directors that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for board membership. When considering candidates as potential board members, the board of directors and the nominating and governance committee evaluate each candidate’s ability to contribute to the diversity of the board.
The nominating and governance committee and the board of directors also believe that diversity with respect to tenure is important to balance the fresh perspectives brought by newer directors with the deep institutional knowledge and experience of our longer tenured directors. Our director nominees have a median tenure of seven years. Our shortest-serving director nominee has served on our board for two years, and our longest-serving director nominee has served on our board for 18 years. Since 2019, we have added four new directors to our board of directors, replacing six directors who completed their impactful tenures on our board.
4 2023 Proxy Statement

| Corporate Governance
Qualifications and Experience of Director Nominees
The table below summarizes some of the experience, qualifications, attributes and skills each of our director nominees brings to the board. This summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board. Additional information on each director nominee is set forth in the biographies included in the section titled “Director Profiles” below.
	SKILLS					DIVERSITY
Board Member	Senior Leadership Experience	Public Company Board Experience	Finance, Accounting and Risk Mgmt.	Innovation and Technology	Investment Expertise	Race/Ethnic Diversity	Gender
A. Agrawal				•	•	•	M
S. Cartwright	•	•	•	•	•		F
L. Conigliaro	•	•	•		•		F
T. Franklin	•		•	•	•	•	F
C. Lindstrom	•	•	•	•	•		F
J. Madden	•	•	•	•	•		M
C. Morken	•	•	•	•	•		F
B. Stevens	•	•		•	•		M
N. Tyagarajan	•		•	•	•	•	M
M. Verdi	•	•	•		•		M
TOTAL	9	7	8	8	10	3	5F/5M
Skills Definitions
Senior Leadership Experience: Served in senior leadership roles at a large organization.
Public Company Board Experience: Served/serving on the boards of other public companies.
Finance, Accounting and Risk Management: Significant expertise in corporate finance, financial accounting or enterprise risk management.
Innovation and Technology: Experience managing technological change and driving technological innovation within an organization.
Investment Expertise: Experience overseeing investment capital decisions, strategic investments and ventures/acquisitions activity.
5 2023 Proxy Statement

| Corporate Governance
Select characteristics of our director nominees are set forth below:

DIRECTOR NOMINEES

50%

5 of our **10** director nominees **(50%)** are women

NEWEST DIRECTORS

71%

5 of the **7** newest directors on our board **(71%)** are women

COMMITTEE CHAIRS

67%

2 of our **3** committee chairs **(67%)** are women

RACIALLY DIVERSE

30%

3 of our **10** director nominees **(30%)** are racially diverse

WOMEN OR DIVERSE

86%

6 of the **7** newest directors on our board **(86%)** are either women or racially diverse

AVERAGE AGE

62

The average age of our director nominees is **62** (range **53-77**)

BOARD TENURE

7

Our board nominees have a median board **tenure** of **7 years**

INTERNATIONAL EXPERIENCE

50%

2 of our **4** newest director nominees **(50%)** spent their careers outside the U.S.

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, including information regarding the number of shares owned by any potential director candidate, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to the Corporate Secretary of the Company, c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, NY 10175. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
6 2023 Proxy Statement

| Corporate Governance
MEETINGS OF THE BOARD OF DIRECTORS
The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board of directors’ primary responsibility is to oversee the management of Genpact and, in so doing, serve the best interests of the Company. Subject to the recommendations of the compensation committee and the nominating and governance committee, respectively, the board of directors selects, evaluates and provides for the succession of executive officers, and the board of directors nominates for election at annual general shareholder meetings individuals to serve as directors of Genpact and elects individuals to fill any vacancies on the board of directors to the extent not filled by shareholders in general meetings. The board of directors reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of Company activity through presentations at board of directors and committee meetings.
The board of directors met, in person or telephonically, ten times in 2022. During 2022, all of our directors attended at least 84%, and an average of 89%, of the total number of meetings of the board of directors and the committees of which such director was a member during the period of time he or she served on such committee. Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual general meetings of shareholders. All of our directors attended the 2022 annual meeting.
COMMITTEES OF THE BOARD OF DIRECTORS
The board of directors has standing audit, compensation and nominating and governance committees. Each committee has a charter that has been approved by the board of directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Tyagarajan is the only director who is an employee of Genpact, and he does not participate in any meeting, or portions of any meeting, at which his compensation or performance is evaluated. All members of all committees are non-employee directors and the board of directors has determined that all of the members of our three standing committees are independent as defined under the rules of the NYSE, and, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The table below sets forth the committees of our board, the composition of each committee and the number of meetings of each committee during 2022.
BOARD COMMITTEES
Board Member	Audit	Compensation	Nominating and Governance
Ajay Agrawal			Member
Stacey Cartwright	Member
Laura Conigliaro	Member		Chair
Tamara Franklin	Member		Member
Carol Lindstrom		Chair	Member
James Madden(1)		Member	Member
CeCelia Morken	Member	Member
Brian Stevens	Member
Mark Verdi(2)	Chair
Number of meetings in 2022	9	6	3
(1)	Mr. Madden currently serves as Chair of the board of directors.
(2)	Audit committee financial expert as defined by SEC rules.
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| Corporate Governance
The tables below set forth the primary responsibilities of each committee of our board. The lists of responsibilities set forth below are not exhaustive. A complete list of each committee’s responsibilities can be found in the charter for each committee, available on our website, www.genpact.com.
Audit Committee
MEMBERS(1)	PRIMARY RESPONSIBILITIES(3)
Mark Verdi (Chair)(2) Stacey Cartwright Laura Conigliaro Tamara Franklin CeCelia Morken Brian Stevens
 •  Appointing, approving the compensation of, and assessing the independence of our registered independent public accounting firm.
 •  Overseeing:
•  the performance of any registered public accounting firm employed by us to provide audit services, including such firm’s qualifications and independence;
•  the quality and integrity of our accounting and reporting practices and controls, including our financial statements and reports;
•  the performance of our internal audit function; and
•  our compliance with legal and regulatory requirements.
 •  Preparing an audit committee report as required by the SEC to be included in our annual proxy statement.
 •  Approving, in advance, any audit and any permissible non-audit services to be provided by our independent external audit firm.
 •  Reviewing and discussing with management our major financial, data privacy and cybersecurity and other significant risk exposures and the steps management has taken to monitor and control such exposures.
 •  Reviewing the Company’s policies and procedures for reviewing and approving related party transactions and recommending changes in such policies and procedures to our board of directors, and reviewing and approving related party transactions.
 •  Overseeing our compliance program and adherence to our Code of Conduct and investigating any matters that arise relating to the integrity of management.
 •  Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
 •  Investigating any matter brought to its attention within the scope of its duties and retaining counsel for this purpose where appropriate.
 •  Reporting regularly to our full board of directors with respect to the foregoing.

(1)	The board has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members.
(2)
The board has determined that Mr. Verdi is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and has accounting or related financial management expertise as required by the NYSE listing standards.

(3)	The audit committee was established in accordance with section 3(a)(58)(A) of the Exchange Act.
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| Corporate Governance
Compensation Committee
MEMBERS(1)	PRIMARY RESPONSIBILITIES
Carol Lindstrom (Chair) James Madden CeCelia Morken
 •  Reviewing our compensation practices and policies, including equity plans.
 •  Overseeing the risks associated with the Company’s compensation policies and practices, and reviewing whether such policies and practices are reasonably likely to have a material adverse effect on the Company.
 •  Conducting an annual review and evaluation of our CEO; reviewing and approving compensation for our CEO and executive officers.
 •  Reviewing and consulting with our CEO concerning selection of executive officers, performance of individual executive officers and related matters.
 •  Overseeing the succession plans for our CEO and executive officers.
 •  Reviewing and approving compensation for our directors, including the Chair of the Board.
 •  Reviewing and discussing the management disclosures in our “Compensation Discussion and Analysis” and recommending to the board whether such disclosures shall be included in the appropriate regulatory filing.
 •  Overseeing our equity plans, incentive compensation plans and any such plans that the board may from time to time adopt and exercising all the powers, duties and responsibilities of the board of directors with respect to such plans.
 •  Preparing a compensation committee report for inclusion in our proxy statement.
 •  Reporting regularly to our full board of directors with respect to the foregoing.

(1)	The board has determined that each member of the compensation committee meets the independence requirements of the SEC and NYSE applicable to compensation committee members.
Nominating and Governance Committee
MEMBERS(1)	PRIMARY RESPONSIBILITIES
Laura Conigliaro (Chair) Ajay Agrawal Tamara Franklin Carol Lindstrom James Madden
 •  Making recommendations as to the size, composition, structure, operations, performance and effectiveness of our board of directors.
 •  Establishing criteria and qualifications for membership on our board of directors and its committees.
 •  Assessing and recommending to our board of directors strong and capable candidates with diverse experience and perspectives who are qualified to serve on our board of directors and its committees.
 •  Developing and recommending to our board of directors a set of corporate governance principles, including independence standards.
 •  Conducting an annual evaluation of our board of directors and our board committees.
 •  Overseeing environmental, social and governance (“ESG”) programs, activities and practices of the Company.
 •  Otherwise taking a leadership role in shaping our corporate governance.
 •  Reporting regularly to our full board of directors with respect to the foregoing.

(1)	The board has determined that each member of the nominating and governance committee meets the independence requirements of the SEC and NYSE applicable to nominating and governance committee members.
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| Corporate Governance
BOARD LEADERSHIP STRUCTURE
The positions of Chair of the board of directors and CEO have historically been separated at Genpact. Keeping these positions separate allows our CEO to focus on our day-to-day business, while allowing the Chair of the board of directors to lead the board in its exercise of business judgment to promote the long-term interests of our shareholders by providing strategic direction and overseeing management. The board of directors believes that keeping these positions separate is the appropriate leadership structure for us at this time.
ANNUAL BOARD, COMMITTEE AND INDIVIDUAL DIRECTOR EVALUATION PROCESS
As set forth in its charter, the nominating and governance committee oversees the board, committee and individual director evaluation process. Annually, the nominating and governance committee determines the appropriate form of evaluation and considers the design of the process to ensure it is both meaningful and effective.
From time to time, the board of directors engages an independent third party with experience in board evaluations and organizational effectiveness to lead the board evaluation. The last time the board engaged a third party to lead the board evaluation process was in 2019. In 2022, the board led its own self-evaluation process, which included written evaluations of the board as a whole and individual directors and was led by the Chair of the nominating and governance committee. The process also included one-on-one interviews between the Chair of the nominating and governance committee and each other member of the board. The evaluation process engaged our directors on a wide range of topics, including board and committee structure, board dynamics and operations, and board, committee and individual director effectiveness and performance. Following the conclusion of the evaluation process, the board reviewed and discussed the evaluation results.
The results of the 2022 evaluation process support the board’s belief that the board and its committees are operating effectively.
RISK OVERSIGHT
Our management is responsible for risk management on a day-to-day basis, and our board oversees the risk management activities of management, which include our enterprise risk management program and the risks highlighted through our annual risk assessment process. The board’s risk oversight responsibilities are fulfilled both by the board directly, as well as by its committees, each of which assists the Board in overseeing a part of the Company’s overall risk management agenda. As more fully described below, the audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of data privacy, financial reporting, cybersecurity, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for our executive officers. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, the Company’s ESG activities and corporate governance. For additional information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
OVERSIGHT OF ESG STRATEGY AND CYBERSECURITY AND DATA PRIVACY RISKS
As part of our board’s strategic and risk oversight, the board oversees our ESG strategies, including our sustainability priorities and human capital management practices and related risks. Throughout the year, the board receives periodic reports from management and the board’s committees on our ESG initiatives, overall sustainability strategy and the ESG reporting frameworks we use to track our progress. In 2022, our board delegated ESG oversight responsibility to the nominating and governance committee. Accordingly, the nominating and governance committee now oversees our overall ESG performance, disclosure, strategies, goals and objectives and monitors ESG risks and opportunities on behalf of the board. The board will also continue to monitor and receive periodic reports from the nominating and governance committee and management on these and other ESG matters, including with respect to human capital matters such as pay equity, inclusion and diversity, company culture and related risks.
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| Corporate Governance
As part of the board’s role in overseeing the Company’s enterprise risk management program, the board and the audit committee devote substantial time to monitoring cybersecurity and data privacy related risks. Our audit committee charter sets out the committee’s role in overseeing information technology risk exposures, including cybersecurity, data privacy and data security, and the audit committee receives quarterly reports on cybersecurity and data privacy matters and related risk exposures from management, including our Global Operating Officer, Chief Legal Officer and Chief Information Security Officer. The audit committee regularly updates the board on such matters and the board also periodically receives reports from management directly.
COMMUNICATING WITH THE INDEPENDENT DIRECTORS
The board of directors will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The nominating and governance committee, with the assistance of the Company’s Chief Legal Officer, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as its members consider appropriate. Our non-executive Chair, Mr. Madden, serves as the presiding director at all executive sessions of our non-management directors.
Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the nominating and governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.
Shareholders and interested parties who wish to send communications on any topic to the board of directors should address such communications to:
Board of Directors
Genpact Limited
c/o Genpact LLC
521 Fifth Avenue, 14th Floor
New York, New York 10175
Attention: Corporate Secretary
CODE OF CONDUCT
Our board of directors has adopted a code of conduct applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the NYSE. The code is posted on our website at www.genpact.com under the heading “Investors—Corporate Governance—Highlights.” We will also provide a copy of the code to shareholders upon request. We disclose any material amendments to our code of conduct, as well as any waivers for executive officers or directors, on our website.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Genpact Limited is a participant, the amount involved exceeds $120,000, and one of our officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed prior to entry into the transaction and, if deemed appropriate, approved by the board’s audit committee. If our General Counsel becomes aware of a related person transaction that has not been reviewed by the audit committee, then the audit committee must review the transaction and, in its discretion, may ratify it. Any related person transactions that are ongoing in nature will be reviewed annually.
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| Corporate Governance
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the interests of the Company and its shareholders. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by applicable SEC rules, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bye-laws.
We did not have any related person transactions with any of our executive officers or directors in 2022.
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| Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The following table contains information regarding the beneficial ownership of our common shares as of March 10, 2023 by:
•	each shareholder we know to own beneficially more than 5% of our outstanding common shares;
•	each director nominee;
•	each executive officer named in the 2022 Summary Compensation Table; and
•	all of our director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common shares subject to options that are currently exercisable or are exercisable within 60 days of March 10, 2023 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 183,669,129 common shares of Genpact Limited outstanding on March 10, 2023.
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| Security Ownership of Certain Beneficial Owners and Management
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares
Known 5% Beneficial Owners
FMR, LLC(3)	18,683,945	10.17%
The Vanguard Group(4)	16,741,780	9.12%
BlackRock, Inc.(5)	15,507,019	8.44%
Wellington Management Group, LLP(6)	14,000,573	7.62%
Nalanda India Equity Fund Limited(7)	13,143,983	7.16%
Directors and Named Executive Officers
N.V. Tyagarajan(8)	3,252,560	1.77%
Michael Weiner(9)	13,801	*
Balkrishan Kalra(10)	550,855	*
Darren Saumur(11)	108,985	*
Kathryn Stein(12)	172,911	*
Ajay Agrawal(13)	22,524	*
Stacey Cartwright(14)	15,662	*
Laura Conigliaro(15)	57,768	*
Tamara Franklin(16)	8,538	*
Carol Lindstrom(17)	15,197	*
James Madden(18)	34,582	*
CeCelia Morken(19)	36,312	*
Brian Stevens(20)	13,650	*
Mark Verdi(21)	48,557	*
All Director Nominees and Executive Officers as a group (16 persons)	4,808,131	2.62%
*	Number of shares represents less than 1% of outstanding common shares.
(1)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2023. The business address of FMR, LLC is 245 Summer Street, Boston, MA 02210.
(4)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 23, 2023. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)
Based solely on a Schedule 13G/A filed with the SEC on February 6, 2023. The business address of Wellington Management Group, LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(7)
Based solely on a Schedule 13G filed with the SEC on February 11, 2021. The business address of Nalanda India Equity Fund Limited is Lot 203A, 2nd Floor, Moka Business Center, Montagne Ory Road, Bon Air, Moka, Mauritius.

(8)
This amount includes options to purchase 2,733,106 shares that are exercisable within 60 days, 519,454 shares held directly by Mr. Tyagarajan, and 10,000 shares held in trust for the benefit of Mr. Tyagarajan’s family members.

(9)	This amount includes 13,801 shares held directly by Mr. Weiner.
(10)	This amount includes options to purchase 448,410 shares that are exercisable within 60 days and 102,445 shares held directly by Mr. Kalra.
(11)	This amount includes options to purchase 53,990 shares that are exercisable within 60 days and 54,995 shares held directly by Mr. Saumur.
(12)	This amount includes options to purchase 143,040 shares that are exercisable within 60 days and 29,871 shares held directly by Ms. Stein.
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| Security Ownership of Certain Beneficial Owners and Management
(13)	This amount includes 17,695 shares held directly by Mr. Agrawal and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(14)	This amount includes 10,833 shares held directly by Ms. Cartwright and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(15)	This amount includes 52,939 shares held directly by Ms. Conigliaro and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(16)	This amount includes 3,709 shares held directly by Ms. Franklin and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(17)	This amount includes 10,368 shares held directly by Ms. Lindstrom and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(18)	This amount includes 26,856 shares held directly by Mr. Madden and 7,726 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(19)	This amount includes 31,483 shares held directly by Ms. Morken and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(20)	This amount includes 8,821 shares held directly by Mr. Stevens and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
(21)	This amount includes 43,728 shares held directly by Mr. Verdi and 4,829 vested restricted share units, the shares underlying which will be issued on December 31, 2023.
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| Director Nominees

 BOARD RECOMMENDATION:

The board of directors believes that approval of the election of all nominees set forth herein is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote FOR all of these nominees.

Proposal One –
ELECTION OF DIRECTORS
Director Nominees
Our board of directors currently consists of ten members. The nominating and governance committee of the board of directors has recommended to the board of directors, and the board of directors has nominated, the ten persons whose biographies appear below for election as directors with terms expiring at the 2024 annual meeting. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the ten nominees, each to serve for a one-year term until their successors are elected or the incumbent resigns. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, there will be a vacancy created on the board of directors, which the board of directors may fill on the recommendation of the nominating and governance committee.
Set forth below is certain biographical information as of the date of this proxy statement about each nominee for election to our board of directors, including information each nominee has given us about his or her age, principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she has served as a director in the past five years. The information presented reflects the specific experience, qualifications, attributes and skills that led the board to conclude that each of these individuals is well-suited to serve on our board. Information about the number of common shares beneficially owned by each current director appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”
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| Director Nominees
DIRECTOR PROFILES
N.V. “Tiger” Tyagarajan Director Since: 2011 Age: 61
PROFESSIONAL EXPERIENCE
• President and Chief Executive Officer, Genpact (2011 to present)
• Chief Operating Officer, Genpact (2009-2011)
•  Executive Vice President, Sales, Marketing, and Business Development, Genpact (2005-2009)

QUALIFICATIONS FOR BOARD SERVICE
• Extensive knowledge of our industry and business and service as our Chief Executive Officer.

James Madden, Chair Director Since: 2005 Age: 61 INDEPENDENT Committees: Nominating and Governance, Compensation
PROFESSIONAL EXPERIENCE
• Co-founder and Co-CEO, Carrick Capital Partners, LLC (2012 to present)
• Founder, Managing Partner, Madden Capital Partners (2005-2012)
• Partner, Accretive LLC (2007-2011)
• Special Advisor, General Atlantic LLC (2005-2007)
•  Chair and CEO, Exult, Inc. (1998-2005)

PAST PUBLIC COMPANY BOARDS
• ServiceSource International, Inc.
•  Accolade, Inc.

QUALIFICATIONS FOR BOARD SERVICE
• Extensive knowledge of our industry and experience serving on the boards of other public companies.

Ajay Agrawal Director Since: 2019 Age: 53 INDEPENDENT Committees: Nominating and Governance
PROFESSIONAL EXPERIENCE
•  Professor of Strategic Management, Rotman School of Management, University of Toronto (2003 to present)
•  Founder and Academic Director, Creative Destruction Lab, Rotman School of Management (2012 to present)
• Founder, Brainmaven Corp. (October 2018 to present)
•  Assistant Professor, Queens University (prior to 2003)

QUALIFICATIONS FOR BOARD SERVICE
•  Extensive knowledge of and expertise in new technologies, including artificial intelligence, relevant to our strategic business plan.

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| Director Nominees
Stacey Cartwright Director Since: 2019 Age: 59 INDEPENDENT Committees: Audit
PROFESSIONAL EXPERIENCE
• Chief Executive Officer, Harvey Nichols Group Ltd (2014-2018)
• EVP and Chief Financial Officer, Burberry Group plc (2004-2013)
• Chief Financial Officer, Egg plc (1999-2003)
• Granada plc (various positions) (1988-1999)
•  Pricewaterhouse UK (various positions) (1985-1988)

CURRENT PUBLIC COMPANY BOARDS
• Savills plc
•  Aercap Holdings N.V.

PAST PUBLIC COMPANY BOARDS
•  GSK plc

QUALIFICATIONS FOR BOARD SERVICE
• Experience leading and transforming, and serving as a director on the boards of, other public companies.

Laura Conigliaro Director Since: 2013 Age: 77 INDEPENDENT Committees: Audit, Nominating and Governance (Chair)
PROFESSIONAL EXPERIENCE
•  Partner, Co-director, America’s Equity Research Unit; Technology equity research business unit leader; Analyst, hardware systems sector, Goldman Sachs (1996-2011)
•  Analyst, Prudential Securities (1979-1996)

PAST PUBLIC COMPANY BOARDS
• Infoblox Inc.
• Arista Networks
•  Dell Inc.

QUALIFICATIONS FOR BOARD SERVICE
•  Extensive knowledge of the financial services and technology industries and service on other public company boards.

Tamara Franklin Director Since: 2021 Age: 56 INDEPENDENT Committees: Audit, Nominating and Governance
PROFESSIONAL EXPERIENCE
• Chief Digital, Data & Analytics Officer, Marsh LLC (2020 to 2023)
• Chief Digital Officer/Vice President, Media & Entertainment, North America, IBM (2017-2020)
•  Executive Vice President, Digital, Scripps Networks Interactive (2009-2016)

QUALIFICATIONS FOR BOARD SERVICE
•  Extensive experience at large companies driving digital transformation initiatives across technology, data and analytics.

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| Director Nominees
Carol Lindstrom Director Since: 2016 Age: 69 INDEPENDENT Committees: Compensation (Chair), Nominating and Governance
PROFESSIONAL EXPERIENCE
•  Vice Chairman, Deloitte LLP; President, Deloitte Foundation; Director, Deloitte & Touche LLP Board (1995-2016)
•  Partner, Andersen Consulting

CURRENT PUBLIC COMPANY BOARDS
• ASGN Incorporated
•  Exponent, Inc.

PAST PUBLIC COMPANY BOARDS
•  Energous Corporation

QUALIFICATIONS FOR BOARD SERVICE
•  Extensive experience in the fields of technology and consulting and service on other public company boards.

CeCelia Morken Director Since: 2016 Age: 65 INDEPENDENT Committees: Audit, Compensation
PROFESSIONAL EXPERIENCE
•  President, Headspace Health and Former Chief Executive Officer, Headspace Inc. (January 2021 to December 2021); President and COO, Headspace Inc. (April 2020 to December 2020)
•  Executive Vice President and General Manager, Strategic Partner Group, Intuit Inc. (2013 to 2020); General Manager, Intuit Financial Services Division, Intuit Inc. (2002-2013)
• Senior Vice President, WebTone Technologies (1999-2002)
• Senior Vice President, retail lending, Fortis Investments (1998-1999)
•  Senior Vice President; various positions, John H. Hartland Co. (1983-1998)

CURRENT PUBLIC COMPANY BOARDS
• Alteryx, Inc.
•  Wells Fargo & Company

QUALIFICATIONS FOR BOARD SERVICE
•  Experience in finance and accounting, sales and marketing, new digital technologies and employee health, welfare and engagement.

Brian Stevens Director Since: 2020 Age: 59 INDEPENDENT Committees: Audit
PROFESSIONAL EXPERIENCE
• Executive Chairman, Neural Magic (2019 to present)
• Vice President and Chief Technology Officer, Google Cloud (2014-2019)
•  Chief Technology Officer and Executive Vice President of Worldwide Engineering, Red Hat, Inc. (2001-2014)

CURRENT PUBLIC COMPANY BOARDS
•  Nutanix, Inc.

QUALIFICATIONS FOR BOARD SERVICE
•  Experience as a chief technology officer and expertise in software engineering, cloud, open source, virtualization and machine learning, and service on other public company boards.

19 2023 Proxy Statement

| Director Nominees
Mark Verdi Director Since: 2012 Age: 56 INDEPENDENT Committees: Audit (Chair)
PROFESSIONAL EXPERIENCE
• Partner, AVALT Holdings (2015 to present)
• President, C&S Wholesale Grocers, Inc. (2014-2015)
• Managing Director, Bain Capital (2004-2014)
•  Head of financial services business transformation outsourcing group, IBM Global Services (prior to 2004)

PAST PUBLIC COMPANY BOARDS
• Burlington Stores, Inc.
•  Trinseo S.A.

QUALIFICATIONS FOR BOARD SERVICE
•  Extensive experience in our industry and in finance and accounting, and experience serving on the boards of other public companies.

There are no family relationships among any of the directors and executive officers of Genpact. No arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
20 2023 Proxy Statement

| Director Compensation
Director Compensation
The compensation committee, which is comprised solely of independent directors, reviews and approves the compensation arrangements for our directors. The committee reviews director compensation every other year.
In connection with its 2021 review of director compensation, the compensation committee considered the results of an independent analysis on director compensation prepared by FW Cook, an independent, external compensation consulting firm. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of CEO compensation in 2021. After considering the information contained in the FW Cook report, the compensation committee approved the following changes to our director compensation program effective January 1, 2022 to align director compensation levels with the projected market median range:
•	Increased the committee chair retainers for the audit, compensation and nominating and governance committees by $5,000 annually; and
•	Increased the value of the annual restricted share unit (“RSU”) grant to non-employee directors from $175,000 to $200,000.
The compensation committee believes that leaving the annual base cash retainer unchanged and allocating the total amount of the base director compensation increase to the annual RSU grant is appropriate because it more closely aligns our directors with our shareholders’ interests by rewarding directors for long-term shareholder value creation, and it also mirrors the emphasis in our executive compensation program on weighting equity more heavily than cash in setting total compensation targets. All other features of our director compensation program were left unchanged.
ELEMENTS OF 2022 DIRECTOR COMPENSATION
Under our director compensation program, our non-employee directors received an annual retainer with a total value of $270,000, divided between cash and equity — in the form of an RSU grant — as depicted below.

(1)
Under our director compensation program, on the date of the 2022 annual general meeting of shareholders, our non-employee directors received a grant of RSUs with a value of $200,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vested on December 31, 2022 and the underlying shares will be issued at the end of 2023.

21 2023 Proxy Statement

| Director Compensation
In addition to an annual cash retainer and RSU grant, our non-employee directors receive the additional compensation below, as applicable. All cash retainers are paid in quarterly installments based on each director’s service on the board or a committee during such quarter.
Board Chair Retainer (annual)	$65,000
Board Chair RSU Grant (annual)(1)	$120,000 in value of RSUs
Committee Chair Retainer (annual)	$47,500 for the Audit Committee Chair $32,500 for the Compensation Committee Chair $32,500 for the Nominating and Governance Committee Chair
Committee Membership Retainer (annual)	$22,500 for the Audit Committee $17,500 for the Compensation Committee $17,500 for the Nominating and Governance Committee
(1)
For his service as Chair of the board of directors, in addition to the annual grant of RSUs to all non-employee directors, Mr. Madden received, on the date of the 2022 annual general meeting of shareholders, a grant of RSUs with a value of $120,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest on the last day of the calendar year of grant and the underlying vested shares are issued at the end of the subsequent year.

Governance Features
Our non-employee director compensation program is subject to the following governance features:
•	Limit on Director Compensation. The total annual limit on aggregate maximum compensation per non-employee director is $750,000.
•	Trading Windows. Our directors can only transact in our securities during approved trading windows after satisfying mandatory trade pre-clearance requirements.
•	Hedging/Pledging Prohibition. Our insider trading policy prohibits our directors from hedging or pledging our securities.
•
Share Ownership Requirement. Our non-employee directors are required to own a number of our common shares with a minimum value of three times their annual cash retainers. Each non-employee director has a five-year phase in period to meet the ownership requirements, measured from the later of the adoption of the Company’s share ownership guidelines in 2019 or the date of such director’s appointment to the board. After the initial phase-in period, each non-employee director is required to retain 100% of the shares issued upon the vesting of restricted share unit awards (net of any shares withheld or sold to cover withholding and other applicable taxes) until the multiple of annual cash retainer is reached. As of December 31, 2022, all of our non-employee directors were in compliance with the ownership requirement applicable to them.

•
Other Compensation. Our non-employee directors do not receive any non-equity incentive plan compensation, participate in any pension plans or receive non-qualified deferred compensation. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related expenses incurred in connection with their participation in board and committee meetings and other Company activities such as site visits or Company-sponsored events in which they participate as directors.

22 2023 Proxy Statement

| Director Compensation
The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2022.
Director	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
A. AGRAWAL	$ 87,500	$199,969	—	$287,469
S. CARTWRIGHT	$ 92,500	$199,969	—	$292,469
L. CONIGLIARO(2)	$119,231	$199,969	—	$319,200
T. FRANKLIN(3)	$103,269	$199,969	—	$303,238
C. LINDSTROM	$120,000	$199,969	—	$319,969
J. MADDEN	$170,000	$319,934	—	$489,934
C. MORKEN	$110,000	$199,969	—	$309,969
M. NUNNELLY(4)	$ 39,423	—	—	$39,423
B. STEVENS	$ 92,500	$199,969	—	$292,469
M. VERDI	$117,500	$199,969	—	$317,469
(1)
The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation-Stock Compensation, pursuant to our 2017 Omnibus Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-based compensation,” to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown exclude the effect of estimated forfeitures.

(2)	The amount shown includes the pro-rated cash fees paid to Ms. Conigliaro for the number of weeks she served as Chair of the nominating and governance committee in 2022.
(3)	The amount shown includes the pro-rated cash fees paid to Ms. Franklin for the number of weeks she served as a member of the nominating and governance committee in 2022.
(4)	Mr. Nunnelly’s service on the board ended on May 19, 2022. The amount shown reflects the pro-rated cash fees paid to him for the number of weeks he was a member of the board in 2022.
The following table sets forth, with respect to each non-employee director, (i) the grant date of the RSU award granted during the 2022 fiscal year, (ii) the aggregate number of the Company’s common shares subject to each such award, and (iii) the grant-date fair value of each such award, calculated in accordance with ASC Topic 718.
Director	Grant Date of RSUs	Number of Common Shares Subject to RSUs Granted(1)	Grant Date Fair Value
A. AGRAWAL	May 19, 2022	4,829	$199,969
S. CARTWRIGHT	May 19, 2022	4,829	$199,969
L. CONIGLIARO	May 19, 2022	4,829	$199,969
T. FRANKLIN	May 19, 2022	4,829	$199,969
C. LINDSTROM	May 19, 2022	4,829	$199,969
J. MADDEN	May 19, 2022	7,726	$319,934
C. MORKEN	May 19, 2022	4,829	$199,969
B. STEVENS	May 19, 2022	4,829	$199,969
M. VERDI	May 19, 2022	4,829	$199,969
(1)	The RSUs shown in this table vested in full on December 31, 2022, and shares underlying such RSUs are issuable on December 31, 2023.
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| Director Compensation
The table below sets forth the aggregate number of common shares subject to unvested RSU awards held by each of our non-employee directors as of December 31, 2022. There were no common shares subject to outstanding options held by our non-employee directors as of December 31, 2022.
Director	Number of Common Shares Subject to all Unvested Stock Awards/Units(1)
A. AGRAWAL	2,774
S. CARTWRIGHT	2,228
L. CONIGLIARO	—
T. FRANKLIN	—
C. LINDSTROM	—
J. MADDEN	—
C. MORKEN	—
B. STEVENS	—
M. VERDI	—
(1)
The shares shown in this table are outstanding under sign-on RSU awards that were granted under our director compensation program in effect until December 31, 2019 and vest over a four-year period from the date of the director’s commencement of service. Effective January 1, 2020, we no longer grant sign-on RSUs to our new directors.

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| Executive Officer Compensation
EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The compensation committee of the board of directors oversees our executive officer compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer (referred to as our CEO), our Chief Financial Officer (referred to as our CFO) and our three most highly paid executive officers as determined under the rules of the SEC. Such individuals are referred to as our named executive officers.
Our named executive officers (also referred to as “NEOs”) for 2022 are:
N.V. “Tiger” Tyagarajan	President, Chief Executive Officer and Director
Michael Weiner	Senior Vice President, Chief Financial Officer
Balkrishan Kalra	Senior Vice President, Banking, Capital Markets, Consumer Goods, Retail, Life Sciences and Healthcare
Darren Saumur*	Senior Vice President, Global Operating Officer
Kathryn Stein	Senior Vice President, Chief Strategy Officer and Global Business Leader, Enterprise Services and Analytics
*	Mr. Saumur resigned from his position as Senior Vice President, Global Operating Officer of the Company, effective as of February 20, 2023.
2022 Key Financial Highlights
In 2022, we continued to invest for long-term growth following a strategy focused on delivering differentiated, domain-led solutions in a focused set of geographies, industry verticals and service lines. We sharpened our focus on a portfolio of strategic clients and continued to invest in our emerging service lines. We also continued to invest in the learning and development of our employees to provide them with the critical skills needed for the future and to build their careers.
Select 2022 financial results are set out below.

(1)
Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
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| Executive Officer Compensation
(2)
Adjusted income from operations margin is a non-GAAP financial measure used by our management for reporting, budgeting and decision-making purposes. Adjusted income from operations margin excludes certain recurring costs, namely stock-based compensation and amortization of acquired intangibles and, since April 2016, impairment of acquired intangibles. See Exhibit 1 to this Proxy Statement for a reconciliation of adjusted income from operations margin to the most directly comparable GAAP financial measure.
(3)
This is the peer group we use for purposes of Item 201(e) of Regulation S-K, consisting of the six companies that we believe are our closest reporting issuer competitors: Accenture plc, Cognizant Technology Solutions Corp., ExlService Holdings, Inc., Infosys Technologies Limited, Wipro Technologies Limited, and WNS (Holdings) Limited. The returns of the component entities of our peer group index are weighted according to the market capitalization of each company as of the end of each period for which a return is presented. The returns assume that $100 was invested on December 31, 2021 and that all dividends were reinvested.
Throughout 2022 there was significant economic and geopolitical uncertainty in many markets around the world, including the markets in which we and our clients operate. Despite these challenges, our 2022 financial results reflect solid performance across all of our industry segments, highlighting the relevance of our Data-Tech-AI and Digital Operations services for our clients. Overall, while our performance against the financial metrics in our 2022 performance-based compensation plans was strong and we achieved above-target performance under our 2022 performance share awards, bonus payouts to our named executive officers were lower than target, reflecting the strength of the plan design, leading to a lower-than-target Company Multiplier, as well as the rigor of the goals in our named executive officers’ 2022 individual scorecards.
We believe that our pay-for-performance program, which incentivizes higher-than-target growth in revenues, adjusted operating income, net bookings and renewal bookings while requiring a threshold level of adjusted operating income margin, combined with the strength and resilience of our business model as well as a continued focus on our strategic goals, contributed to our operational and financial achievements in 2022.
Compensation Objectives
The primary objectives of our compensation program for our executives, including our named executive officers, are to attract, motivate and retain highly talented individuals who are committed to our core values of courage, curiosity, incisiveness and integrity. Our compensation program is designed to incentivize and reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our target goals, with the ultimate objective of increasing shareholder value.
Our compensation committee is responsible for overseeing the goals and objectives of our executive compensation plans and programs. The compensation committee bases our executive compensation programs on the same objectives that guide us in administering the compensation programs for all of our employees globally:
•	Compensation is based on the individual’s level of job responsibility.
•	Compensation reflects the value of the job in the marketplace.
•	Compensation programs are designed to incentivize and reward performance, both on an individual and Company basis.
Our compensation committee considers risk when developing our compensation program and believes that the design of our current compensation program does not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation. Under our annual cash bonus program, the target bonuses for our named executive officers range from 100% to 158% of their base salaries, and bonuses are payable based on attainment of multiple financial and non-financial short-term performance goals. We believe this structure, which is based on a number of different performance measures together with a meaningful cap on the potential payout, deters executives from focusing exclusively on the specific financial metrics that might encourage excessive short-term risk taking.
Our named executive officers are also granted performance share awards tied to the attainment of multiple performance goals over the fiscal year and continued service over a three-year period. We believe that the three-year service vesting requirement under these awards encourages the recipients to focus on sustaining the Company’s long-term performance. Our named executive officers also periodically receive option grants, which vest over a five-year period, and we grant restricted share units from time to time as sign-on grants. The value of our options and restricted share unit awards is tied to sustained long-term appreciation of our share price, which we believe mitigates excessive short-term risk taking. For 2023, in part in response to shareholder feedback we have received on our compensation practices, our compensation committee has approved changes to our long-term incentive compensation program. See the section titled “2022 Shareholder Feedback and Responsiveness” below for more information about these changes.
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| Executive Officer Compensation

✔ WHAT WE DO

✘ WHAT WE DON’T DO

Executive Compensation Practices
We strive to maintain sound governance standards and compensation practices by continually monitoring the evolution of “best practices.” As in prior years, we incorporated many best practices into our 2022 compensation programs, including the following:
✔	Align our executive pay with performance
✔	Include a “clawback” provision in our performance share awards
✔	Make payouts under our executive bonus plan only if threshold Company performance is met
✔	Set challenging performance objectives for our performance share awards and annual bonus
✔	Maintain a meaningful equity ownership policy for the CEO (6x base salary) and other NEOs (1x base salary)
✔	Regularly review the relationship between CEO compensation and Company performance
✔	Include caps on individual payouts in short- and long-term incentive plans
✔	Maintain an independent compensation committee
✔	Hold an annual “say-on-pay” advisory vote
✔	Prohibit hedging and pledging of Company common shares
✔	Retain an independent compensation consultant
✔	Place a substantial majority of executive pay at risk
✔	Regularly evaluate our share utilization and the dilutive impact of equity awards
✔	Mitigate the potentially dilutive effect of equity awards through our share repurchase program
✔	Include restrictive covenants in equity award agreements, with a “clawback” of equity in certain circumstances
✔	Maintain a three-year cliff service vesting schedule for annual performance share awards
✘	Offer contracts with multi-year guaranteed salary or bonus increases
✘	Provide guaranteed retirement benefits or contribute to non-qualified deferred compensation plans
✘	Provide tax gross-ups (except with respect to the reimbursement of relocation expenses)
✘	Provide excessive perquisites
✘	Grant equity awards with “single-trigger” change of control provisions
✘	Pay dividends or dividend equivalents on unvested equity awards
✘	Reprice or exchange underwater options without shareholder approval
✘	Maintain special retirement plans exclusively for executive officers
✘	Time the release of material non-public information to affect the value of executive compensation
✘	Allow short sales or purchases of equity derivatives of our common shares by officers or directors
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| Executive Officer Compensation
Pay for Performance Philosophy
The core objective of our executive officer compensation program is to align pay and performance. We believe that as an employee’s level of responsibility increases, so should the proportion of total compensation opportunity that is structured in the form of long-term incentive opportunities. The compensation of our named executive officers for 2022 reflects both our 2022 performance and our commitment to providing executive compensation opportunities that are linked to Company performance, including progress on long-term strategic goals and shareholder value creation.
The material components of our compensation are (i) a fixed base salary and (ii) variable, performance-based compensation comprised of (A) short-term incentive compensation under our performance-based annual cash bonus program and (B) long-term incentive compensation in the form of equity awards, which have historically been granted as performance share awards on an annual basis along with periodic option awards. Our incentive plans are predominantly based on diverse financial metrics that focus on long-term strategic priorities. Payouts to our executives vary significantly year to year based on performance against challenging targets.
The charts below reflect the target pay mix between fixed and variable compensation components based on target compensation for our NEOs during fiscal year 2022, which reflects our pay-for-performance philosophy. In 2022, approximately 91% of our CEO’s total target annualized compensation of $9,374,000 was performance-based and approximately 81% (on average) of the total target compensation of our other named executive officers was performance-based. In the charts below, performance-based compensation includes short-term incentives in the form of our annual cash bonus plan and long-term incentives in the form of both performance share and option awards. For our CEO, target compensation includes the annualized grant-date value of the option award granted to him in 2018.

Shareholder Engagement
We welcome and value the views and insights of our shareholders. We have ongoing communications with our shareholders in the normal course of business and evaluate all shareholder feedback. Leading up to and following our 2022 annual meeting, at which 96% of the shares voted on our say-on-pay proposal were voted in favor of our 2021 executive compensation practices, we conducted extensive shareholder outreach to better understand our shareholders’ perspectives on our compensation practices and to solicit their feedback. In the second quarter of 2022, we contacted shareholders owning more than 70% of our outstanding shares, including our top 19 shareholders, and we had discussions with shareholders representing approximately 15% of our total shares then outstanding. The remaining shareholders from whom we solicited feedback in 2022 either declined to meet or did not respond to our inquiries.
The meetings with these shareholders were typically attended by our Chief Financial Officer, our Chief Legal Officer and our Head of Investor Relations. This effort supplemented the ongoing communications and meetings we hold with our investors throughout the year and focused on the Company’s compensation practices and philosophy, the alignment of our compensation program with our strategic direction and our ESG practices and philosophy.
In addition, in June 2022, we hosted our Investor and Analyst Day in New York City at which our investors had an opportunity to hear directly from our CEO and other members of our leadership team about our overall strategy, including our perspectives on our market, drivers of our growth and profitability and our capital allocation and financial plans.
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| Executive Officer Compensation
2022 Shareholder Feedback and Responsiveness
Based on the feedback we received from our shareholders, in 2022 our compensation committee evaluated several potential changes to our compensation practices. The table below highlights certain compensation practices that were evaluated and the compensation committee’s responses to the shareholder feedback, including actions that were taken as a result, where applicable.
COMPENSATION PRACTICES	OUR RESPONSE/ACTIONS WE TOOK
Use of time-based options in long-term incentive compensation
Historically, our compensation committee has granted options to our NEOs, as it did for our NEOs other than Messrs. Tyagarajan and Weiner in 2022. Several of our shareholders suggested that we consider eliminating time-based option grants, particularly multi-year option grants, from our long-term incentive compensation. While the compensation committee believes that multi-year option grants have focused our NEOs on share price appreciation, aligned their interests with shareholders and had greater retention value than other equity vehicles, the compensation committee considered the feedback received from shareholders and determined that going forward, including for 2023, we will provide annual grants of RSUs in lieu of periodic grants of options.

Inclusion of TSR or relative TSR metric in performance compensation program
Several of our shareholders suggested that we consider including a TSR or relative TSR metric in our performance-based compensation. Following discussions with shareholders and with input from FW Cook, an independent compensation consulting firm, our compensation committee evaluated several design alternatives for our performance share awards that incorporated a TSR or relative TSR performance metric and decided to include a relative TSR component in the 2023 performance share awards.

One-year performance period for performance share awards
Several of our shareholders suggested that we consider increasing the length of the performance period for our performance share awards. While the compensation committee believes there are a number of benefits to a one-year performance period combined with a three-year service period, the compensation committee determined that it will utilize a three-year performance period for performance share awards beginning with the 2023 performance share awards.

Our Process
Our compensation committee is responsible for reviewing the performance and potential of each of our executive officers, including our named executive officers, approving the compensation level of each of our executive officers, establishing criteria for granting equity awards to our executive officers and other employees, and approving such grants.
The compensation committee typically reviews each component of compensation every 12 months with the goal of allocating compensation between cash and non-cash compensation and between short- and long-term compensation, and combining the compensation elements for each executive in a manner we believe best fulfills the objectives of our compensation program.
The compensation committee has not adopted a policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, nor has the compensation committee adopted a pre-established ratio between the CEO’s compensation and that of the other named executive officers. Rather, the compensation committee, which includes experienced directors who have served as members of the boards and compensation committees of other public companies, works closely with our CEO, discussing with him the Company’s overall performance, the CEO’s own performance and his evaluation of and compensation recommendations for the other named executive officers. See the section titled “2022 Target Pay Mix and Pay Positioning” below for further details.
The compensation committee then utilizes its judgment and experience in making all compensation determinations. The compensation committee’s determination of compensation levels is based upon what the members of the committee deem appropriate, considering information such as the factors listed above, as well as input from our CEO, shareholder feedback, publicly available information on compensation practices in our industry, and information and advice provided by independent compensation consultants.
Base salaries and target annual bonuses for 2022 were reviewed at the end of 2021 and adjustments were approved by the compensation committee for certain of our named executive officers. Base salary and target bonus increases approved at the end of 2021 were made effective January 1, 2022.
The performance goals for our 2022 annual bonus plan and the 2022 performance share awards were approved by the compensation committee in early 2022 based on expected financial performance for the full year 2022 and reflected the Company’s
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strategic and operational short- and long-term priorities. The compensation committee determined at that time that the targets under our 2022 incentive compensation plans were challenging to achieve but attainable without taking excessive risk, and the targets were consistent with the financial outlook we disclosed at the beginning of 2022.
Role of CEO in Compensation Decisions
In late 2021, the CEO provided the compensation committee recommendations on adjustments to the base salaries and target bonuses of the other named executive officers for 2022 as well as grants of long-term incentive awards. After the end of the 2022 fiscal year, the compensation committee and the CEO discussed our business performance, his performance and his evaluation of the level of achievement of the individual objectives set forth in the 2022 bonus scorecards of the other named executive officers. The compensation committee took into consideration the CEO’s recommendations but made the final decisions on compensation as it deemed appropriate. The compensation committee, without the CEO present, determined the CEO’s 2022 compensation.
Role of Consultants and Advisors in Compensation Decisions
The compensation committee has the authority to retain and terminate an independent third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The compensation committee has periodically engaged an independent compensation consultant that meets with the committee and advises on compensation trends and best practices, plan design, and the competitiveness of CEO compensation.
With respect to the CEO, the compensation committee reviews a market study of CEO compensation at least once every two years. In early 2022, the compensation committee reviewed a report prepared by FW Cook, an independent compensation consulting firm, setting forth FW Cook’s evaluation and recommendations regarding CEO compensation for 2022 using 2021 proxy data (the “2022 Report”). The peer group used by FW Cook in the 2022 Report was based on the peer group used by Institutional Shareholder Services (“ISS”) in its 2021 proxy analysis and benchmark policy voting recommendation report for the Company. As of December 31, 2021, our revenues ranked at the 45th percentile and our market capitalization ranked near the median of the peer group companies used in the ISS report.
Peer Group Companies for the CEO
Akamai Technologies, Inc.	Euronet Worldwide, Inc.	Synopsys
Alliance Data Systems Corporation	FleetCor Technologies, Inc.	TTEC Holdings, Inc.
Booz Allen Hamilton	Gartner, Inc.	Unisys Corporation
Broadridge Financial Solutions, Inc.	Jack Henry & Associates, Inc.	The Western Union Company
CACI International Inc	MAXIMUS, Inc.
Citrix Systems, Inc.	Paychex, Inc.
Conduent Inc.	Sykes Enterprises, Incorporated
In connection with establishing the 2022 compensation for our named executive officers other than the CEO, the compensation committee reviewed, for reference, materials prepared by Aon Hewitt, a compensation consulting firm, for management in late 2021 showing peer group compensation levels and practices for the peer group set forth below.
We do not believe many companies compete directly with us across our select industry verticals and service offerings. In developing a peer group for our named executive officers other than the CEO, Aon Hewitt included companies with whom we compete for business and/or talent and companies in the broader technology industry and for which sufficient disclosure was available in publicly available proxy statements at the time of the review. In cases where the peer company data on comparable management positions was inadequate or insufficient, Aon Hewitt also provided target compensation data from its published surveys for positions comparable to those of our executive officers (in terms of scope of responsibility).
At the end of 2021, the compensation committee used the market data included in those materials to establish each element of the 2022 compensation for our named executive officers other than the CEO. In comparing our named executive officer compensation with that of the peer and survey group used by Aon Hewitt, the compensation committee accounted for differences in revenue size and market capitalization between us and the companies in those groups by comparing the compensation of our named executive
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officers with the compensation paid by the peer and survey group companies to individuals with a similar scope of responsibility but not necessarily the same title. In addition, the compensation committee reviewed data presented by management for additional peers as appropriate by position. While the compensation committee relies on the peer and survey group analysis to provide market data and relevant trend information, it does not consider the analysis as a substitute for its collective business judgment.
Peer Group Companies for Named Executive Officers other than the CEO*
Accenture plc	Cognizant Technology Solutions Corporation	PricewaterhouseCoopers
Akamai Technologies, Inc.	ExlService Holdings, Inc.	Red Hat, Inc.
Autodesk, Inc	Gartner, Inc.	Tata Consultancy Services Limited
Capgemini S.A.	HCL Technologies Ltd.
Citrix Systems, Inc.	International Business Machines Corporation
∗
Different subsets of the peer group were used for different named executive officers depending on the officer’s position and geographic location. Differences in revenue size and market capitalization between us and companies in the peer group were accounted for by comparing roles with a similar scope of responsibility.

2022 Target Pay Mix and Pay Positioning
The compensation committee annually reviews the total direct compensation and pay mix for the CEO and each other named executive officer. In determining total compensation opportunities and the pay mix for our executives, the compensation committee considers many factors, including (i) our pay for performance compensation philosophy; (ii) competitive market data to provide a frame of reference for how our peer group companies set compensation opportunities; (iii) the nature and scope of the executive’s role at the Company; (iv) the individual’s performance, contributions to the Company and impact to shareholder value; and (v) the retention value of the compensation.
While we do not have any pre-established allocation of the target pay mix, the compensation committee’s overall intent is to emphasize the variable, performance-based components of pay and, accordingly, we allocate a significant percentage of targeted total compensation in the form of long-term incentives and our annual performance-based bonus plan, payouts under both of which fluctuate with Company performance. Our long-term incentives for 2022 were in the form of performance share awards and options, which the compensation committee believes also incentivize long-term Company performance since the value of the options is directly tied to the value of the underlying shares.
CEO Compensation Mix
Our CEO’s compensation is aligned with our performance and our shareholders’ interests. As indicated in the chart on page 28, 91% of our CEO’s target annualized total direct compensation for 2022 was based on achievement of annual financial goals and share price performance and thus strongly linked to Company results. Only 9% of our CEO’s 2022 target compensation was in the form of fixed pay. Against a backdrop of consistent high performance over his tenure, and based on the peer benchmarking information included in the 2022 FW Cook report on CEO compensation – which showed that for 2021 our CEO’s base salary was close to the 25th percentile and his target bonus was in the range of median compared to the peer group – the compensation committee made the following decisions regarding the CEO’s target annualized compensation for 2022:
•	His base salary was increased from $800,000 to $824,000.
•	His annual target bonus opportunity of $1,300,000 was left unchanged.
•
He was granted a performance share award covering shares having a value of $3.75 million (the same as the target value of his performance share award in 2021). Together with the annualized target value of the option granted to him in 2018, the annualized target value of his long-term incentive awards for 2022 was $7.25 million, unchanged from 2021.

Accordingly, our CEO’s total target annualized direct compensation for 2022 was set at $9,374,000, an increase of less than 1% compared to $9,350,000 for 2021. This total target annualized direct compensation positions Mr. Tyagarajan’s 2022 compensation between the median and the 75th percentile relative to the peer group (based on the 2021 proxy data included in the 2022 Report), reflecting Mr. Tyagarajan’s exceptional performance as well as his long and successful tenure as our CEO.
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In addition, in targeting our CEO’s total direct compensation competitively compared to the peer group, the compensation committee considered that our CEO’s pay mix reflects a stronger performance orientation (with 91% performance-based) compared to the total direct compensation for CEOs in the 2021 peer group. We believe the structure of his long-term incentive compensation, which includes the 2018 multi-year option grant and annual performance share awards, focuses our CEO on managing the business for the long term and reinforces the link between his earning opportunity and the long-term growth of the Company and total shareholder return.
Other NEO Compensation Mix
For our other named executive officers, we continued to maintain a compensation structure with a significant portion of total compensation at risk based on Company and share price performance. As indicated on the chart on page 28, approximately 81% (on average) of the 2022 total target direct compensation for our other named executive officers was performance-based.
In 2022, in accordance with our overall compensation philosophy, we targeted our other named executive officers’ base salaries between the 25th percentile and median and total annual cash compensation (base plus target bonus) in the range of median compared to the peer and survey groups used by the compensation committee in setting 2022 compensation. The annual cash compensation targets for certain named executive officers were higher than that range based on their role and position. The compensation committee believes that, similar to our CEO, the total target direct compensation for our other NEOs is appropriate because the total pay package (with 81% at risk on average) has a stronger performance orientation compared to the total direct compensation for comparable positions in the peer and survey groups. Similar to our CEO, our other NEOs’ 2022 long-term incentives consist of periodic grants of options, which require appreciation in our share price over time for our NEOs to realize any value, and annual performance share awards.
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| Executive Officer Compensation
Say-on-pay Vote
Each year, our compensation committee considers the outcome of our annual shareholder advisory vote on executive compensation when making decisions relating to the compensation of our named executive officers and our executive compensation programs and policies. At our 2022 annual meeting of shareholders, approximately 96% of the votes cast were in favor of the compensation of our named executive officers.
Following the results of our 2022 say-on-pay vote and based on feedback received from our shareholders, the compensation
committee considered several potential changes to our
compensation practices. For 2023, the compensation committee has approved changes to the design of our long-term incentive compensation plan. For more information about shareholder
feedback we received in 2022 and how we have responded to
that feedback, see the section titled “Shareholder Engagement”
above. The compensation committee will continue to take into account future shareholder advisory votes on executive
compensation and other relevant market developments affecting executive officer compensation to determine whether any subsequent changes to our programs and policies are warranted.

Frequency of “Say-on-pay” Shareholder Advisory Vote
Based on the results of the “say-on-frequency” vote held at our 2017 annual meeting, at which approximately 96% of the votes submitted by our shareholders were in favor of holding an annual shareholder advisory “say-on-pay” vote, our board of directors has decided that shareholder advisory “say-on-pay” votes will occur annually. We are holding a “say-on-frequency” vote this year at our 2023 annual meeting, and our board recommends that shareholders vote to hold a shareholder advisory “say-on-pay” vote every year. See “Proposal 3—Non-binding Vote on the Frequency of Non-binding Shareholder Votes on Executive Compensation.”
Compensation Components
We regularly evaluate how to best compensate our executive officers, based upon market data and the extensive experience of our compensation committee with performance and retention practices. For fiscal 2022, our executive compensation program had three primary components, in addition to certain benefits and perquisites:
•	Base salary;
•	Short-term, performance-based incentive compensation, or our annual cash bonus program; and
•	Long-term, performance- and time-based equity compensation in the form of performance share awards and options.
Base Salary
Base salary is provided to ensure that we are able to attract and retain high-quality executives. It is intended to provide a fixed level of overall compensation that does not vary annually based on performance or changes in shareholder value. Base salary reflects the experience, knowledge, skills and performance records our named executive officers bring to their positions and the general market conditions in the country in which they are located. In addition, we have entered into employment agreements with our NEOs, each of which specifies a minimum base salary. For a description of our NEOs’ employment agreements, see the section below titled “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” below.
Our compensation committee reviews the base salaries of our executives every 12 months. The compensation committee determines changes in base salaries based on various factors, including the importance of the executive’s role in our overall business, the performance and potential of the executive, general Company performance, the market practices in the country where
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the named executive officer is located, and the executive’s current base salary relative to benchmarking data for the peer group companies. In connection with such review, our CEO provides compensation recommendations for our named executive officers, and the compensation committee considers the CEO’s recommendations in setting their base salaries.
The following table sets forth, for each of our named executive officers, such officer’s 2021 and 2022 base salary. Base salary changes became effective on January 1 of each year.
Executive	2021 Base Salary	2022 Base Salary
N.V. TYAGARAJAN(1)(6)	$800,000	$824,000
MICHAEL WEINER(2)	$600,000	$600,000
BALKRISHAN KALRA(3)	$680,000	$700,000
DARREN SAUMUR(4)(6)	$515,000	$575,000
KATHRYN STEIN(5)	$550,000	$600,000
(1)
For 2022, the compensation committee approved a 3% increase in Mr. Tyagarajan’s base salary, from $800,000 to $824,000. See the section above titled “2022 Target Pay Mix and Pay Positioning—CEO Compensation Mix.” Mr. Tyagarajan’s base salary reflects the importance of his role as our Chief Executive Officer in addition to his personal performance.

(2)
Mr. Weiner's base salary for 2021 was established in August 2021 upon his commencement of employment with the Company. There was no change in Mr. Weiner’s base salary from 2021 to 2022. Mr. Weiner’s base salary reflects the importance of his role as our Chief Financial Officer.

(3)
For 2022, the compensation committee approved an approximately 3% increase in Mr. Kalra’s base salary, from $680,000 to $700,000. Mr. Kalra’s base salary reflects the importance of his role as the business leader for our banking and capital markets and consumer goods, retail, life sciences and healthcare verticals, which cover a substantial portion of our overall business, in addition to his personal performance.

(4)
For 2022, the compensation committee approved an approximately 12% increase in Mr. Saumur’s base salary, from $515,000 to $575,000. Mr. Saumur’s base salary reflects the importance of his role as our global operating officer in addition to his personal performance.

(5)
For 2022, the compensation committee approved an approximately 9% increase in Ms. Stein’s base salary, from $550,000 to $600,000. Ms. Stein’s base salary reflects the importance of her role as our chief strategy officer and global leader of our enterprise services and analytics businesses in addition to her personal performance.

(6)
All of our named executive officers’ base salaries are denominated in U.S. dollars. The base salaries for Mr. Tyagarajan and Mr. Saumur are converted to and paid in U.K. pounds sterling and Canadian dollars, respectively.

Annual Cash Bonus
Annual cash bonuses are designed to reward our executives, including our named executive officers, for Company performance and our executives’ individual performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants, which vest over a period of time, provides a significant incentive to our executives to achieve their respective individual objectives, our Company objectives and our overall long-term and strategic goals, such as client satisfaction, growing revenues and bookings, including client renewals, improving operating margins, managing employee attrition levels and making disciplined investments. Our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.
Annual bonuses under our cash bonus plan are directly linked to Company, business unit and individual performance. Annual bonuses to our executives are payable only if threshold performance is attained. As in prior years, for 2022 the compensation committee established a bonus pool which is funded based on the level of attainment of Company performance metrics (subject to a threshold level of performance). The compensation committee also established target bonuses for each NEO, with the actual bonus payable based on attainment of individual, Company and business unit goals and adjusted based on the funding of the bonus pool.
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Target Bonuses
Under our annual cash bonus plan, each of our named executive officers is eligible for a target bonus specified as a percentage of his or her base salary. For 2022, Mr. Tyagarajan’s target bonus was approximately 158% of his base salary and our other named executive officers’ target bonuses were 100% of their base salaries. The compensation committee took into consideration the requirements under each of our named executive officer’s employment agreements in setting their bonus targets. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”
Bonus Pool
At the beginning of 2022, the compensation committee established a target bonus pool for 2022 equal to the aggregate target bonuses for all of the senior vice presidents in the Company, including all of the named executive officers other than the CEO. The bonus pool was to be funded based on the Company’s 2022 adjusted income from operations (“AOI”), revenue and employee engagement score performance, weighted 45%, 45% and 10%, respectively. The bonus pool funding was subject to an additional condition that if the Company's AOI margin for 2022 was lower than a specified amount, the Compensation Committee could reduce the bonus pool funding, including to zero, to allow the Company to achieve a specified AOI margin for 2022.
For 2022, the employee engagement metric was the Company’s employee engagement score for 2022, which is calculated by multiplying the Company’s overall employee response rate on its “Amber” platform, an AI-based tool that collects employee feedback and assesses employee sentiment, by the percentage of the Company’s Amber responses that were positive for 2022. For the purposes of the 2022 bonus plan, a positive response is defined as either a four or five rating on a scale of five in response to a question in Amber that asks each employee to rate their employee experience over the course of their tenure with the Company. This change to the employee engagement metric for 2022 reflects our observation that higher rates of attrition are observed among employees who do not engage with the Amber platform and that therefore the employee response rate is as important as the positive response score in assessing employee engagement and improving employee retention.
The potential bonus pool ranged from 0% to 200% of target (with performance between the established levels determined on a straight-line basis), depending on the level of achievement of the AOI, revenue and employee engagement score goals and whether the threshold for each metric was met. Under the 2022 plan, if the Company’s AOI margin for 2022 was below a certain level, then regardless of the level of achievement of the AOI, revenue or employee engagement score goals, the compensation committee retained the discretion to reduce the bonus pool by any amount the committee determined (including to zero) to increase the Company’s AOI margin up to a specified amount. As a result, the full bonus pool was at risk.
If the Company achieved the threshold level of at least one of the three metrics, then the bonus pool would be funded based solely on the level of attainment of the metric(s) achieved at the threshold level. The aggregate level of attainment of the goals (based on the weighting of each goal) is referred to as the “Company Multiplier.”
The table below sets out the threshold and outstanding performance levels as a percentage of the target performance level for each metric under our 2022 bonus plan:
Performance Goal (weighting)	Threshold	Target	Outstanding
AOI (45%)	95%	100%	110%
Revenue (45%)	98%	100%	105%
Employee engagement score (10%)	90%	100%	110%
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If the Company achieved at least the threshold levels of each of the AOI, revenue and employee engagement score goals, the potential range of the Company Multiplier (based on the level of attainment of each goal and the weighting of that goal) would be as follows:
Bonus Pool Performance Level	Company Multiplier (as a percentage of total target bonuses)
Threshold	50%
Target	100%
Outstanding	200%
For 2022, we achieved higher-than-target performance on the revenue and employee engagement score goals and lower-than-target but higher-than-threshold performance on the AOI goal. Given the lower-than-target performance on the AOI goal, the compensation committee exercised its discretion to reduce the payout under the bonus pool, resulting in a Company Multiplier of approximately 93%.
See “Executive Officer Compensation—Compensation Discussion and Analysis—2022 Key Financial Highlights” for information regarding how our calculation of AOI differs from United States Generally Accepted Accounting Principles (“GAAP”) net income, as well as Exhibit 1 to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.
Bonus Scorecards
In an effort to further link our executive officer compensation to measurable Company and individual performance, the actual bonus payable to each of our named executive officers is determined based on attainment of pre-established individual, Company and business unit performance targets for each officer subject to the maximum bonus potential based on the level of AOI, revenue and employee engagement scores. We utilize a scorecard methodology that incorporates multiple financial and non-financial strategic performance indicators for each officer, with the financial performance metrics accounting for at least 60% of the result. The table below shows the weighting of financial and non-financial metrics in each named executive officer’s 2022 scorecard:
Executive	Financial	Non-financial
N.V. TYAGARAJAN	60%	40%
MICHAEL WEINER	60%	40%
BALKRISHAN KALRA	70%	30%
DARREN SAUMUR	65%	35%
KATHRYN STEIN	60%	40%
The potential bonus payout based on the scorecard result ranges from 0% to 150% of target.
The compensation committee establishes the scorecard for the CEO, and the CEO establishes the scorecards for the other executive officers. At the time of establishing the individual scorecards, the goals in the scorecards were determined to be challenging. We believe that encouraging our named executive officers, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value reduces incentives to take excessive risk with respect to any single objective.
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A list of the financial and certain non-financial performance metrics included in the 2022 scorecard for each named executive officer is set forth below:
Executive	Financial metrics	Non-financial metrics
N.V. TYAGARAJAN	• Company-wide revenue • Company-wide net bookings • Company-wide AOI margin • Company-wide gross profit margin	• Goals related to impact commercial models, margin expansion, client renewals, organization strategy, leadership succession and ESG.
MICHAEL WEINER	• Company-wide revenue • Company-wide net bookings • Company-wide AOI margin • Company-wide gross profit margin
• Goals related to finance organization and talent enhancements, ESG, impact commercial models, operating and free cash flow, deal pricing, capital allocation and investment strategy, investor matters, and the Company’s enterprise resource planning system refresh.

BALKRISHAN KALRA
• Business unit revenue
• Business unit net bookings
• Business unit 18-month renewal bookings
• Business unit transformation services revenue
• Business unit AOI margin
• Business unit gross profit margin
• Goals related to business unit talent and organization matters, ESG, impact commercial models, experience services, Enterprise 360 and a business divestiture.
DARREN SAUMUR	• Company-wide revenue • Company-wide net bookings • Company-wide 18-month renewal bookings • Company-wide transformation services revenue • Company-wide AOI margin • Company-wide gross profit margin	• Goals related to impact commercial models, organization infrastructure, information technology and security, and ESG.
KATHRYN STEIN	• Company-wide revenue • Company-wide net bookings • Company-wide transformation services revenue • Company-wide AOI margin • Company-wide gross profit margin
• Goals related to the Company’s Blueprint 2026 strategy, sales and renewals strategy enhancements, experience services, impact commercial models, service line enhancements, ESG, ESG service offerings and investment strategy.

The compensation committee determines the level of attainment of the scorecard goals for each of our named executive officers, with our CEO providing input with respect to the named executive officers other than himself. Threshold performance on a given financial metric results in payment of 75% of the target bonus allocated to that metric. There is no threshold performance required for the non-financial metrics.
The individual bonus amount for each named executive officer other than the CEO is determined based on the scorecard result and what we refer to as the “Bonus Payment Multiplier.” The Bonus Payment Multiplier is a percentage determined by dividing the funded bonus pool (which was determined by multiplying the aggregate target bonuses of the bonus pool participants by the Company Multiplier of 93%) by the total of all bonus amounts based on individual scorecard results and is used to ensure that the total payouts equal the funded pool. For 2022, the Bonus Payment Multiplier was approximately 100%, which is higher than the Company Multiplier because the average bonus scorecard result was below 100%, reflecting the rigor of the scorecard goals. In no circumstance can the total of the bonus payouts under the plan exceed the funded pool.
Accordingly, the 2022 bonus for each named executive officer other than our CEO was determined as follows:
•	2022 target bonus multiplied by
•	individual scorecard achievement (0-150%) multiplied by
•	2022 Bonus Payment Multiplier of 100%.
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CEO Bonus
The CEO’s bonus was not funded out of the bonus pool for the other named executive officers and all senior vice presidents of the Company, but the CEO’s bonus was also determined based on his scorecard result and the Company Multiplier and was payable only if the Company achieved 2022 AOI margin above the threshold amount.
The 2022 bonus for our CEO was determined as follows:
•	2022 target bonus multiplied by
•	individual scorecard achievement (0-150%) multiplied by
•	2022 Company Multiplier of 93%.
The following table sets forth the 2022 target bonus, the 2021 and 2022 actual bonus payments and 2022 bonus payments as a percentage of target bonus for each of our named executive officers under our annual cash bonus plan.
Executive	2021 Payment	2022 Target Bonus	2022 Payment	2022 Payment as a Percentage of Target
N.V. TYAGARAJAN(1)(6)	$1,700,000	$1,300,000	$1,023,000	79%
MICHAEL WEINER(2)	$308,739	$600,000	$511,169	85%
BALKRISHAN KALRA(3)	$754,421	$700,000	$613,236	88%
DARREN SAUMUR(4)(6)	$626,049	$575,000	$443,903	77%
KATHRYN STEIN(5)	$662,920	$600,000	$554,615	92%
(1)
Mr. Tyagarajan achieved below-target performance on the financial metrics (Company-wide gross profit margin, revenue, net bookings and AOI margin) and above-target performance on the non-financial metrics in his 2022 scorecard. The significant decrease in Mr. Tyagarajan’s 2022 bonus compared to his 2021 bonus is primarily attributable to a significant decrease in the multiplier used to determine his bonus from 124% in 2021 to 93% in 2022 as well as a significant decrease in his overall scorecard result in 2022 compared to 2021.

(2)
Mr. Weiner joined the Company as an employee in August 2021, and his 2021 bonus was prorated accordingly. Mr. Weiner achieved below-target performance on the financial metrics (Company-wide gross profit margin, revenue, net bookings and AOI margin) and above-target performance on the non-financial metrics in his 2022 scorecard. The significant increase in Mr. Weiner’s 2022 bonus compared to his 2021 bonus is primarily attributable to Mr. Weiner’s 2021 bonus being prorated, partially offset by a decrease in the Bonus Payment Multiplier from 111% in 2021 to 100% in 2022 and a significant decrease in his overall scorecard result in 2022 compared to 2021.

(3)
Mr. Kalra achieved below-target performance on four of the financial metrics (business unit gross profit margin, business unit revenue, business unit net bookings, and business unit transformation services revenue), slightly above-target performance on one financial metric (business unit 18-month renewal bookings), significantly above-target performance on one financial metric (business unit AOI margin), and slightly above-target performance on the non-financial metrics in his 2022 scorecard. The decrease in Mr. Kalra’s 2022 bonus compared to his 2021 bonus is primarily attributable to a decrease in the Bonus Payment Multiplier from 111% in 2021 to 100% in 2022, as well as a decrease in his overall scorecard result in 2022 compared to 2021.

(4)
Mr. Saumur achieved below-target performance on the financial metrics (Company-wide gross profit margin, revenue, net bookings, 18-month renewal bookings, transformation services revenue and AOI margin) and above-target performance on the non-financial metrics in his 2022 scorecard. The significant decrease in Mr. Saumur’s 2022 bonus compared to his 2021 bonus is attributable to a decrease in the Bonus Payment Multiplier from 111% in 2021 to 100% in 2022 and a significant decrease in his overall scorecard result in 2022 compared to 2021, partially offset by an increase in his target bonus from $515,000 in 2021 to $575,000 in 2022.

(5)
Ms. Stein achieved below-target performance on the financial metrics (Company-wide gross profit margin, revenue, net bookings, transformation services revenue and AOI margin) and higher-than-target performance on the non-financial metrics in her 2022 scorecard. The significant decrease in Ms. Stein’s 2022 bonus compared to her 2021 bonus is attributable to a decrease in the Bonus Payment Multiplier from 111% in 2021 to 100% in 2022 and a significant decrease in her overall scorecard result in 2022 compared to 2021, partially offset by an increase in her target bonus from $550,000 in 2021 to $600,000 in 2022.

(6)	The amounts shown with respect to Mr. Tyagarajan and Mr. Saumur were denominated in U.S. dollars and converted to U.K. pounds sterling and Canadian dollars, respectively, at the time of payment.
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Equity-Based Compensation
Our equity-based compensation program is designed to attract and retain highly qualified individuals, given that competition for talent is high in our industry, and to align the long-term interests of our executives with those of our shareholders. Equity-based compensation is subject to multi-year vesting requirements, which requires the continued service of our executives in order for them to realize gains.
The annual equity award component of our executive officer compensation is generally comprised of performance share awards. Under the performance share awards, each officer is eligible to receive shares based on the Company’s level of attainment of specified performance goals over a one-year performance period and such officer’s continued service through the end of a three-year service vesting period. Performance share awards require that we attain at least the minimum threshold levels of performance to receive any payment under the award. The compensation committee believes that including performance shares as part of Genpact’s equity-based compensation program strengthens focus on the Company’s financial performance and shareholder value creation. The performance share awards have also been an effective tool for retention of key employees.
We have also historically periodically granted options to our executive officers as an additional long-term incentive and for retention purposes. Our compensation committee believes that options, which are valuable only if the stock price increases after the grant date, align with the specific goal of increasing shareholder value. Options remain a powerful tool for incentivizing long-term Company performance and promoting shareholder value creation, particularly when combined with annual performance share awards, which focus our executives on achieving challenging, but shorter-term objectives.
From time to time, we have granted time-based restricted share units, which we have generally used as a retention mechanism. We did not grant time-based restricted share units to our named executive officers in 2022.
In 2022, we granted performance share awards to all of our named executive officers, and we granted options to all of our named executive officers other than Messrs. Tyagarajan and Weiner. The performance share awards represented between approximately 30% and 45% of the total 2022 target compensation for our named executive officers (which in the case of our CEO includes the annualized portion of his 2018 option grant), and the 2022 option awards represented between approximately 30% and 40% of the total 2022 target compensation for our named executive officers who received them.
In 2018, our CEO was granted an option covering 2,133,106 common shares. This was a five-year grant (vesting 50% in 2021 and 50% in 2023), and we have not granted our CEO any other option awards since 2018. The compensation committee structured the 2018 option as a five-year grant in part because it will continue to focus our CEO on share price appreciation, thereby aligning his interests with those of our shareholders, and also because the compensation committee believed that a five-year grant would be more effective than smaller annual grants in retaining his services and incentivizing him to deliver superior long-term performance.
2022 Option Grants
In 2022, we granted options to all of our named executive officers other than Messrs. Tyagarajan and Weiner. The exercise price for each option granted in 2022 is equal to the closing price of our common shares on the grant date. The options granted in 2022 vest over a five-year period, 50% in 2025 and the remaining 50% in 2027, provided the executives continue in service through each vesting date.
2022 Performance Share Awards
In 2022, we granted performance share awards to all of our named executive officers. For the 2022 performance share awards, the compensation committee concluded that, as in prior years, a one-year performance period was the most appropriate for our company, together with a three-year cliff service vesting schedule. For the 2023 performance share awards, the compensation committee has approved a revised plan design that includes a three-year performance period. See the section titled “2022 Shareholder Feedback and Responsiveness.”
The threshold performance goal for the 2022 performance share awards was AOI margin as a qualifying criterion, which, if not met, would lead to the award vesting at 0% (regardless of level of attainment of any of the other performance goals). Subject to attainment of this threshold goal, the performance goals were AOI, transformation services bookings, net bookings and renewal bookings, which were weighted 33%, 33%, 24% and 10%, respectively.
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These performance goals were chosen to sharpen our focus on our key financial priorities for 2022, aligning our leaders to common goals. We continued to use AOI as a metric in our 2022 performance share awards to focus our executives on operational excellence and profitable growth, and we again used net bookings as a metric because we believe net bookings are an indicator of future revenue growth. Net bookings refer to new bookings for the performance period reduced by the total value of significant contract cancellations or reductions that occur during the performance period, whether related to contracts signed during the current year or any prior period. For 2022, we added transformation services bookings as a goal, replacing transformation services revenue, which was a goal in our 2021 performance share awards, because we believe that putting the emphasis on bookings rather than revenue better supports our long-term growth targets. Finally, the addition of renewal bookings as a fourth metric in the 2022 performance awards is also intended to incentivize future revenue growth by increasing management focus on critical client deal renewals. For purposes of the 2022 performance share awards, renewal bookings refers to new bookings for the performance period that continue or expand prior contracts with a specified list of clients where the terms of those contracts either expired in 2022 or were set to expire in 2022, thereby continuing an existing or recently terminated revenue stream for a new or extended term. Accordingly, our performance share awards hold our leadership team accountable for driving growth in areas of strategic importance and directly link our executive compensation opportunities to our overall business growth and the success of our strategies.
We use a one-year performance period for our performance share awards to allow us to adapt our performance-based compensation goals to interim strategic changes in our business in a rapidly changing business environment, keeping our compensation structure agile and capable of serving as a lever to incentivize business performance. The three-year cliff service vesting schedule under our performance share awards helps to ensure that our executives are incentivized to focus on sustaining longer-term Company performance even after the performance year goals have been achieved.
Under the 2022 performance share awards, there were three designated levels of attainment for each performance goal, as illustrated in the table below. Performance between the established levels was determined on a straight-line basis.
Performance Level	Payout Percentage
Below Threshold	0%
Threshold	35%
Target	100%
Outstanding	200%
Vesting of any single component of the four performance tranches of the award (based on the four performance goals) depended on achievement of threshold performance for such tranche. Each tranche could vest independently of the other three tranches. Accordingly, failure to achieve the threshold level of one or more goals would have negatively affected the overall vesting percentage but would not have prevented the awards from vesting with respect to the other goals, assuming achievement of the qualifying level of AOI margin and at least one of the performance goals at the threshold level at a minimum. In setting the performance goals for these awards, our compensation committee determined that the targets were challenging to achieve and designed the awards to reflect our pay-for-performance philosophy, including, for example, continuing to require AOI margin as a qualifying criterion. The table below sets out the threshold and outstanding performance levels as a percentage of the target performance level for each metric under our 2022 performance share awards:
Performance Goal (weighting)	Threshold	Target	Outstanding
AOI (33%)	95%	100%	110%
Net bookings (24%)	93%	100%	118%
TS bookings (33%)	97%	100%	117%
Renewal bookings (10%)	86%	100%	109%
Each award specified a target number of performance shares. The number of common shares of the Company into which the 2022 performance shares will convert (subject to continued service vesting) is calculated by multiplying the number of target performance shares designated under the award by a performance percentage ranging from 0% to 200%.
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Based on our 2022 financial performance, the 2022 performance share awards granted to our named executive officers will cliff vest on January 10, 2025, provided in each case the named executive officer remains in service through such service vesting date, at 108.382% of the target number of shares, representing above-target achievement of the transformation services bookings goal and lower-than-target but higher-than-threshold achievement of the AOI, net bookings and renewal bookings goals. In addition, in the event of a named executive officer’s termination of service by reason of death or disability, a pro rata portion of such shares will vest based on the period of service through the termination date.
The table below shows the number of target shares subject to the performance share awards granted to our named executive officers in 2022, as well as the number of shares earned and issuable (subject to continued service) based on actual performance.
Executive	2022 PSU Target Shares (#)	2022 PSU Actual Shares (#)
N.V. TYAGARAJAN	84,250	91,311
MICHAEL WEINER	22,466	24,349
BALKRISHAN KALRA	37,137	40,249
DARREN SAUMUR	25,365	27,491
KATHRYN STEIN	25,320	27,442
Benefits and Perquisites
We provide other benefits to our named executive officers that are generally available to other employees in the country in which the named executive officer is located. We also provide our named executive officers with certain modest perquisites that we believe are reasonable and consistent with market practices in the countries in which our named executive officers are located. Such benefits and perquisites are intended to be part of a competitive overall compensation program. For more details on the benefits provided to our named executive officers, see “2022 Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” Our U.S.-based named executive officers are also eligible to participate in the Genpact LLC Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), as described in the section titled “Nonqualified Deferred Compensation Plan.”
CHANGE OF CONTROL AND SEVERANCE BENEFITS
Under the terms of our equity incentive plan, in the event of a change of control, the options and performance share awards granted to our named executive officers in 2022 will accelerate unless the options or awards are assumed, continued or substituted. If the options or awards are assumed, continued or substituted, then they will continue to vest over the service period. Any assumed, continued or substituted performance share awards are subject to accelerated vesting in the event of the executive officer’s termination without cause within 24 months following the change of control in accordance with the terms of the performance share awards. Pursuant to the terms of Mr. Tyagarajan’s 2018 option grant, in the event of his termination without cause or for good reason prior to May 8, 2023 and within 24 months following a change of control in which the option is assumed, continued or substituted, the option will become vested and exercisable for all the shares.
We have entered into employment agreements with our named executive officers which provide for certain payments and benefits in the event of a termination of employment. The employment agreements with Ms. Stein and Messrs. Kalra, Saumur and Weiner also provide for partial accelerated vesting of equity awards upon certain qualifying terminations without a change of control and full acceleration upon certain qualifying terminations in connection with a change of control.
The severance payments and benefits were based on negotiations with each executive and are an important part of employment arrangements designed to retain such executives and provide certainty with respect to the payments and benefits to be provided upon certain termination events. For additional details on these payments and benefits, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” and “Potential Payments upon Termination or Change of Control.”
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Equity Grant Practices
All options granted by the Company have an exercise price equal to the closing market price of our common shares on the grant date. Equity grants are typically approved at regularly scheduled compensation committee meetings, and, unless a future effective date is specified, become effective as of the date of the meeting at which they are approved. The dates for our quarterly compensation committee meetings are generally scheduled months in advance. In certain cases, equity grants are approved by written consent outside of regularly scheduled compensation committee meetings and are effective as of the latest date a committee member signs the consent. Our compensation committee has delegated limited authority to the CEO and our Chief Human Resources Officer to jointly grant equity awards between regularly scheduled compensation committee meetings to individuals other than executive officers and directors, with prescribed per person and aggregate quarterly limitations.
Share Ownership Guidelines
The compensation committee recognizes the critical role that executive share ownership has in aligning the interests of management with those of shareholders and, in 2019, adopted share ownership guidelines that apply to all executive officers and directors. Prior to 2019, only our CEO was subject to a share ownership requirement. For more information about our director share ownership guidelines, see the section above titled “Director Compensation.”
Under our share ownership guidelines, all of our executive officers are required to acquire and hold Genpact common shares with a value of at least (i) in the case of the CEO, six times his base salary, and (ii) in the case of every other executive officer, such officer’s base salary. Each executive officer other than our CEO has a five-year phase-in period to meet the ownership requirements, measured from the later of the adoption of the guidelines in 2019 or the date such person became an executive officer.
After the initial phase-in period, each executive officer is required to retain 100% of the shares issued upon option exercises and vesting of restricted share and performance share awards (net of any shares withheld or sold to cover withholding taxes and other applicable taxes) until the designated multiple of base salary is reached. Shares counted toward the ownership requirement consist of shares owned directly and shares owned jointly by the officer and the officer’s spouse or held in a trust established by the officer for the benefit of the officer and/or the officer’s family members. Unvested restricted share units and performance share awards and unexercised options do not count toward the ownership requirement.
As of December 31, 2022, all of our NEOs were in compliance with the ownership requirement applicable to them.
Recovery Policy
Our performance share awards include a clawback provision that provides that we have the right to terminate the award and cancel any shares issued under the award and be paid any proceeds received by a named executive officer from the sale of shares issued under the award if such officer has breached any restrictive covenant contained in any agreement with the Company during employment or during the one-year period following termination of employment or if the Company is required to prepare an accounting restatement for any part of the performance period due to material noncompliance with financial reporting requirements under the U.S. federal securities laws which the Company determines is the result of fraud, negligence, or intentional or gross misconduct by the participant.
On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely adopt a clawback policy to reflect these new requirements.
IRC Section 162(m) Compliance
Section 162(m) of the Internal Revenue Code limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain performance-based compensation. Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our named executive officers (which now includes our CFO) and the exception for “performance-based compensation” is no longer available. As a result, compensation
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paid to our named executive officers in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017. Because of the uncertainties as to the scope and application of the transition relief, no assurances can be given that compensation intended to satisfy the requirements for exemption under Section 162(m) will in fact be fully deductible. The compensation committee will continue to consider the tax impact of the Company’s compensation programs but reserves the right to pay compensation that is not tax deductible.
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2022 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
N.V. TYAGARAJAN(10) President, Chief Executive Officer and Director	2022	824,000	—	2,252,530	—	1,023,000	—	67,253(5)	4,166,783
	2021	800,000	—	4,080,420	—	1,700,000	—	65,591	6,646,011
	2020	750,000	—	3,366,017	—	1,100,000	—	78,685	5,294,702
MICHAEL WEINER Senior Vice President, Chief Financial Officer	2022	600,000	—	600,657	—	511,169	—	15,260(6)	1,727,086
	2021	249,863	—	3,122,253	3,999,996	308,739	—	9,268	7,690,119
BALKRISHAN KALRA Senior Vice President, Banking, Capital Markets, Consumer Goods, Retail, Life Sciences and Healthcare	2022	700,000	—	992,905	1,499,991	613,236	—	21,069(7)	3,827,201
	2021	680,000	—	1,785,579	1,899,992	754,421	—	15,134	5,135,126
	2020	563,462	—	1,523,442	—	657,489	—	19,086	2,763,479
DARREN SAUMUR(10)(11) Former Senior Vice President, Global Operating Officer	2022	575,000	—	678,165	1,399,994	443,903	—	7,975(8)	3,105,037
	2021	515,000	—	1,101,338	749,991	626,049	—	2,940	2,995,318
	2020	500,000	—	939,564	1,048,765	423,669	—	2,919	2,914,917
KATHRYN STEIN Senior Vice President, Chief Strategy Officer and Global Business Leader, Enterprise Services and Analytics	2022	600,000	—	676,962	1,399,994	554,615	—	13,565(9)	3,245,136
	2021	550,000	—	1,237,726	999,995	662,920	—	12,860	3,463,501
	2020	462,062	—	984,864	1,048,765	459,214	—	12,544	2,967,449
(1)
The amount shown for Mr. Kalra includes an amount he elected to defer into the Deferred Compensation Plan, which is more fully described in the section titled “Nonqualified Deferred Compensation Plan” below. Mr. Weiner’s 2021 salary reflects the amount he earned in 2021 beginning on his hire date of August 2, 2021.

(2)
The amounts shown reflect the dollar amount of the aggregate grant date fair value of performance share awards granted during the applicable year pursuant to our 2017 Omnibus Incentive Compensation Plan, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, and do not reflect the realizable value of these awards based on our performance results for each period. The aggregate grant date fair value of the performance share awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date, which for the performance share awards granted to our named executive officers in 2022 was 60.1% of target. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-based compensation,” to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown for awards with performance- and service-based vesting conditions exclude the impact of estimated forfeitures. The performance periods for the performance shares granted in 2020, 2021 and 2022 are completed, and the number of shares underlying each such award has been determined. The aggregate grant date fair values of the performance share awards granted in 2022, assuming maximum attainment of the performance goals, are as follows: Mr. Tyagarajan—$7,499,935; Mr. Weiner—$1,999,923; Mr. Kalra—$3,305,936; Mr. Saumur—$2,257,992; and Ms. Stein—$2,253,986.

(3)
The amounts shown represent the aggregate grant date fair value of the options awarded to our named executive officers during the applicable year, calculated in accordance with FASB ASC Topic 718, and exclude the impact of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 18 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K.

(4)	A portion of the amount shown for Mr. Kalra was deferred into the Deferred Compensation Plan at his election.
(5)
The amount shown consists of the following payments and benefits to Mr. Tyagarajan: (a) $2,788 in life insurance plan premiums, (b) $4,465 in medical insurance plan premiums and (c) $60,000 for personal costs pursuant to his employment agreement.

(6)	The amount shown consists of the following payments and benefits to Mr. Weiner: (a) $3,060 in life insurance plan premiums and (b) $12,200 in matching contributions to our 401(k) plan.
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(7)
The amount shown consists of the following payments and benefits to Mr. Kalra: (a) $3,949 in life insurance plan premiums, (b) $4,920 in costs related to our executive health examination program and (c) $12,200 in matching contributions to our 401(k) plan.

(8)	The amount shown consists of the following payments and benefits to Mr. Saumur: (a) $3,029 in life insurance plan premiums and (b) $4,945 in costs related to our executive health examination program.
(9)	The amount shown consists of the following payments and benefits to Ms. Stein: (a) $1,365 in life insurance plan premiums and (b) $12,200 in matching contributions to our 401(k) plan.
(10)
All amounts shown for Mr. Tyagarajan and Mr. Saumur are dollar-denominated amounts. For Mr. Tyagarajan, all amounts other than those shown under the “Non-equity Incentive Plan Compensation” and “Share Awards” columns were paid or incurred in U.K. pounds sterling. For Mr. Saumur, all amounts other than those shown under the “Option Awards” and “Share Awards” columns were paid or incurred in Canadian dollars.

(11)	Mr. Saumur served as our Senior Vice President, Global Operating Officer during the fiscal year ended December 31, 2022. Mr. Saumur resigned from the Company effective February 20, 2023.
CEO REALIZABLE COMPENSATION
The values reported in our Summary Compensation Table include the estimated fair value of long-term incentive awards at the time of grant as determined for accounting purposes. This estimated fair value is not reflective of actual award values and often differs significantly from the values ultimately received by our senior executives. We believe that realizable compensation, which reflects the actual current value of outstanding long-term incentive awards from prior years, helps us to better assess our pay for performance alignment.
Realizable compensation provides clarity on how compensation outcomes are influenced by company performance. This is particularly important because equity-based awards account for the most significant portion of the total compensation of our CEO and our other named executive officers. Because the compensation committee believes that long-term, equity-based compensation drives long-term growth, consideration of actual and potential values realizable from awards granted in prior years is a highly relevant factor in assessing the effectiveness of our compensation program’s continued alignment with our shareholders’ long-term interests.
The following table sets forth the realizable pay for our CEO for fiscal years 2020, 2021 and 2022:
	2020	2021	2022
Salary	$750,000	$800,000	$824,000
Bonus	—	—	—
Non-equity incentive plan compensation	$1,100,000	$1,700,000	$1,023,000
Long-term incentives:
Option awards	$—	—	—
PSU/RSU awards	$2,501,826	$5,237,139	$4,229,564
Other compensation	$78,685	$65,591	$67,253
Total realizable compensation(1)	$4,430,511	$7,802,730	$6,143,817
(1)
Total realizable compensation was calculated using (a) actual earned base salary, (b) non-equity compensation as disclosed in the Summary Compensation Table, and (c) equity award values of all performance share awards with performance periods ending within the measurement period at the determined outcome multiplied by the closing price of our common shares on the last business day of fiscal year 2022 of $46.32.

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The following chart compares the fiscal year 2020, 2021 and 2022 Summary Compensation Table values for our CEO to realizable compensation values and provides our total shareholder return as of the end of each fiscal year during the period from January 1, 2020 to December 31, 2022, assuming an investment of $100 in Genpact common shares on January 1, 2020.

$9M
$8M
$7M
$6M
$5M
$4M
$3M
$2M
$1M
$0
$140
$135
$130
$125
$120
$115
$110
$105
$100
$95
$90
$99.1
$128.3
$113.3
2020
2021
2022
Reported Pay
Realizable Pay
TSR

2022 GRANTS OF PLAN-BASED AWARDS
The following table provides certain information regarding cash and equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2022. The equity awards were granted under the 2017 Omnibus Incentive Compensation Plan and the non-equity awards were granted under our 2022 annual cash bonus plan.
Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N.V. TYAGARAJAN	3/20/2022	—	—	—	29,487	84,250	168,500	—	—	—	2,252,530
	—	292,500	1,300,000	3,900,000	—	—	—	—	—	—	—
MICHAEL WEINER	3/20/2022	—	—	—	7,863	22,466	44,932	—	—	—	600,657
	—	135,000	600,000	1,800,000	—	—	—	—	—	—	—
BALKRISHAN KALRA	3/20/2022	—	—	—	12,997	37,137	74,274	—	—	—	992,905
	1/10/2022	—	—	—	—	—	—	—	103,412	52.12	1,499,991
	—	183,750	700,000	2,100,000	—	—	—	—	—	—	—
DARREN SAUMUR	3/20/2022	—	—	—	8,877	25,365	50,730	—	—	—	678,165
	1/10/2022	—	—	—	—	—	—	—	96,518	52.12	1,399,994
	—	140,156	575,000	1,725,000	—	—	—	—	—	—	—
KATHRYN STEIN	3/20/2022	—	—	—	8,862	25,320	50,640	—	—	—	676,962
	1/10/2022	—	—	—	—	—	—	—	96,518	52.12	1,399,994
	—	135,000	600,000	1,800,000	—	—	—	—	—	—	—
(1)
The amounts shown in this column represent the cash bonus opportunity range under our 2022 annual bonus plan, which is summarized under “Compensation Discussion and Analysis—Compensation Components—Annual Cash Bonus” above. For Mr. Tyagarajan, the cash award

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target was approximately 158% of his base salary, and for the other named executive officers, the cash bonus award target was 100% of base salary. For the actual amounts paid to each named executive officer, see the “Non-equity Incentive Plan Compensation” column of the “2022 Summary Compensation Table” above. Amounts shown in the “Threshold” column represent the payments that would result from attainment of threshold performance with respect to each of (a) the Company Multiplier, for which threshold performance is 50% of target, (b) the individual scorecard financial metrics, for which threshold performance is 75% of target for each metric, and (c) the individual scorecard non-financial metrics, for which there is no minimum performance threshold and therefore threshold performance has been assumed at 0%. Amounts shown in the “Maximum” column represent the payments that would result from attainment of the highest level of performance with respect to both (a) the Company Multiplier, for which the maximum performance level is 200% of target, and (b) the overall individual scorecard result, for which the maximum performance level for each metric is 150% of target. See “Compensation Discussion and Analysis—Compensation Components— Annual Cash Bonus” above for a description of our annual bonus plan.
(2)
Represents performance share awards that vest based on the level of attainment of the performance goals for the 2022 fiscal year, subject to continued service through January 10, 2025. Based on 2022 performance, the compensation committee has determined that the number of shares issuable under the awards (subject to continued service vesting) is 108.382% of the target number of shares. See “Compensation Discussion and Analysis— Compensation Components— Equity-Based Compensation” above for a description of the awards.

(3)
Represents the grant date fair value of stock and option awards granted during the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of performance share awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Employment Agreements with Named Executive Officers
Summarized below are the material terms of our employment agreements with our named executive officers.
N.V. Tyagarajan. We entered into an employment agreement with Mr. Tyagarajan on June 15, 2011, which supersedes his previous employment agreement, dated February 7, 2005. The employment agreement was amended on November 17, 2020 in connection with Mr. Tyagarajan’s relocation to the United Kingdom to address the payment of his cash compensation in local currency and the continued application of the covenants and certain other provisions under his employment agreement. The employment agreement has an indefinite term and may be terminated by us or Mr. Tyagarajan, subject to the severance provisions described below. The employment agreement provides for an annual base salary of not less than $600,000 and a target bonus of 125% of annual base salary. For 2022, the compensation committee set Mr. Tyagarajan’s base salary at $824,000, an increase of 3% compared to his 2021 base salary, and his target bonus at $1,300,000, or approximately 158% of base salary, unchanged from his 2021 target bonus. Mr. Tyagarajan is entitled to benefits and perquisites generally available to our other senior executives, reimbursement of automobile costs and $60,000 for personal costs. Mr. Tyagarajan is also entitled to four weeks of paid vacation per year.
For purposes of Mr. Tyagarajan’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Tyagarajan’s authorities or duties, a material reduction in base compensation, requiring Mr. Tyagarajan to report to any person other than our board of directors or a material relocation of Mr. Tyagarajan’s principal place of employment, which has not been cured by us within 30 days following notice of such event by Mr. Tyagarajan.
If Mr. Tyagarajan’s employment is terminated by us without cause or by Mr. Tyagarajan for good reason, then in addition to any earned but unpaid salary or bonus and payment for accrued but unused vacation, Mr. Tyagarajan is entitled to payment of an amount equal to the sum of (I) two times Mr. Tyagarajan’s then current base salary and (II) two times the annual bonus received for the fiscal year preceding the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Tyagarajan for the cost of acquiring health benefits for himself and his dependents at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination, or any earlier date on which he and his dependents become eligible for such health benefits from another employer.
Mr. Tyagarajan’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. The release would also be executed by us and release Mr. Tyagarajan from any claims by us relating to Mr. Tyagarajan’s employment or services other than claims based on acts or omissions of Mr. Tyagarajan that involve fraud or which are not known to the non-employee directors on the date of such release. The release also includes a mutual non-disparagement provision.
Under his employment agreement, for two years after the termination of his employment, Mr. Tyagarajan will be subject to certain non-competition and non-solicitation covenants.
Michael Weiner. On July 16, 2021, we entered into an employment agreement with Mr. Weiner, effective as of August 2, 2021, in connection with his appointment as our Chief Financial Officer. The employment agreement has an indefinite term and may be terminated by us or Mr. Weiner, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $600,000 and a target bonus of 100% of annual base salary. In addition, Mr. Weiner is entitled to benefits and perquisites generally available to our employees and four weeks of paid vacation per year.
For purposes of Mr. Weiner’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Weiner’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Weiner.
Pursuant to the terms of the employment agreement, Mr. Weiner was granted the following equity awards on August 10, 2021:
•
an option covering 298,864 common shares. The option vests and becomes exercisable with respect to 50% of the shares subject to the option three years from August 2, 2021 (the “Effective Date”) and with respect to the remaining 50% of the shares subject to the option five years from the Effective Date, provided Mr. Weiner remains in employment or service with the Company through each such date.

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•
a restricted share unit (“RSU”) award covering 39,169 common shares. The RSUs vest in two equal successive annual installments upon completion of each year of service over the two-year period measured from the Effective Date.

•	a 2021 performance share award covering a target number of 19,584 common shares.
In the event of Mr. Weiner’s termination for good reason or by the Company without cause, Mr. Weiner will receive severance benefits that consist of a cash payment equal to the sum of (a) 12 months of his then current base salary, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Mr. Weiner’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Weiner’s then outstanding time-based options, time-based restricted share unit awards and performance share awards with respect to which the performance period has been completed prior to termination such that the award remains subject only to time-based vesting will vest on the termination date with respect to the number of shares that would have vested had Mr. Weiner continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Weiner’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Mr. Weiner’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Weiner will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
Balkrishan Kalra. On November 30, 2021, we entered into an employment agreement with Mr. Kalra. The employment agreement has an indefinite term and may be terminated by us or Mr. Kalra, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $680,000 and a target bonus of 100% of annual base salary. Mr. Kalra’s base salary was increased to $700,000 for 2022. In addition, Mr. Kalra is entitled to benefits and perquisites generally available to our other employees and paid vacation in accordance with Company policy.
For purposes of Mr. Kalra’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Kalra ‘s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Kalra.
In the event of Mr. Kalra’s termination for good reason or by the Company without cause, Mr. Kalra will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) 6 months of Mr. Kalra’s base salary and (ii) one week of Mr. Kalra’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Mr. Kalra’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Kalra’s then outstanding time-based options, time-based restricted share unit awards and performance share awards with respect to which the performance period has been completed prior to termination such that the award remains subject only to time-based vesting will vest on the termination date with respect to the
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number of shares that would have vested had Mr. Kalra continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Kalra’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Mr. Kalra’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Kalra will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
Darren Saumur. On February 26, 2018, we entered into an employment agreement with Mr. Saumur in connection with his appointment as our Global Operating Officer. The employment agreement has an indefinite term and may be terminated by us or Mr. Saumur, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $500,000 and a target bonus of $500,000. For 2022, our compensation committee approved an increase in Mr. Saumur’s base salary to $575,000 with a target bonus of $575,000. Mr. Saumur is entitled to benefits and perquisites generally available to our other senior executives and employees based in Canada and four weeks of paid vacation per year.
On November 30, 2021, our subsidiary Headstrong Canada Company (f/k/a Headstrong Canada Limited) and Mr. Saumur entered into an amendment of the employment agreement, which provides that in the event of Mr. Saumur’s termination for good reason or by the Company without cause, Mr. Saumur will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) 6 months of Mr. Saumur’s base salary and (ii) one week of Mr. Saumur’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Mr. Saumur’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Saumur’s then outstanding time-based options, time-based restricted share unit awards and performance share awards with respect to which the performance period has been completed prior to termination such that the award remains subject only to time-based vesting will vest on the termination date with respect to the number of shares that would have vested had Mr. Saumur continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Saumur’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
For purposes of Mr. Saumur’s amendment to his employment agreement, the term “good reason” means a material reduction in the nature of Mr. Saumur’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Saumur.
Mr. Saumur’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Saumur will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
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Kathryn Stein. On November 30, 2021, we entered into an employment agreement with Ms. Stein. The employment agreement has an indefinite term and may be terminated by us or Ms. Stein, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $550,000 and a target bonus of 100% of annual base salary. Ms. Stein’s salary was increased to $600,000 for 2022. In addition, Ms. Stein is entitled to benefits and perquisites generally available to our other employees and paid vacation in accordance with Company policy.
For purposes of Ms. Stein’s employment agreement, the term “good reason” means a material reduction in the nature of Ms. Stein’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Ms. Stein.
In the event of Ms. Stein’s termination for good reason or by the Company without cause, Ms. Stein will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) 6 months of Ms. Stein’s base salary and (ii) one week of Ms. Stein’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Ms. Stein’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for herself, her spouse and her eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Ms. Stein’s then outstanding time-based options, time-based restricted share unit awards and performance share awards with respect to which the performance period has been completed prior to termination such that the award remains subject only to time-based vesting will vest on the termination date with respect to the number of shares that would have vested had Ms. Stein continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Ms. Stein’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Ms. Stein’s payments upon termination of employment described above are subject to her execution of a release of all claims against us and our affiliates. In addition, Ms. Stein will be subject to certain non-competition and non-solicitation covenants for one year after the termination of her employment.
Incentive Compensation Plans
We adopted our 2017 Omnibus Incentive Compensation Plan, or the 2017 Plan, on May 9, 2017 as a successor to our 2007 Omnibus Incentive Compensation Plan, or the 2007 Plan. The 2017 Plan was amended and restated in April 2019 and approved by our shareholders at our 2019 annual general meeting. The 2017 Plan was subsequently amended and restated in April 2022 and approved by our shareholders at our 2022 annual general meeting. No grants may be made under the 2007 Plan after the date of adoption of the 2017 Plan. Grants that were outstanding under the 2007 Plan as of the Company’s adoption of the 2017 Plan remain subject to the terms of the 2007 Plan.
Options
The exercise price for the options granted in 2022 is equal to the closing price of our common shares on the grant date. The options vest over a five-year period, 50% in 2025 and the remaining 50% in 2027, provided the recipients continue in service through each vesting date.
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Performance Share Awards
The performance share awards granted to our named executive officers in 2022 under the 2017 Plan will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the period beginning January 1, 2022 and ending December 31, 2022 and the individual’s continued service with the Company through January 10, 2025. Each award specifies a target number of performance shares. The number of common shares of the Company into which the performance shares are to convert is calculated by multiplying the number of target performance shares designated under the award by a performance percentage ranging from 0% to 200%. Under the 2022 performance share awards, the performance percentage was based on the Company’s AOI, net bookings, transformation services bookings and renewal bookings during the period from January 1, 2022 to December 31, 2022.
Under each award, AOI margin is a qualifying criterion, and for the other four goals, which are weighted 33% to AOI, 33% to transformation services bookings, 24% to net bookings and 10% to renewal bookings, there are three designated levels of attainment: threshold, target and outstanding. Each of the four performance goals under the 2022 awards is independent, such that failure of the Company to achieve the threshold performance level for any single goal would affect the overall vesting percentage but would not prevent the awards from vesting with respect to the other goals for which threshold performance was attained, assuming the qualifying AOI margin is achieved and at least one other goal is met at the threshold level at a minimum. See the section titled “Equity-Based Compensation—2022 Performance Share Awards” above for more information. Based on our 2022 results, the 2022 performance share awards will vest (subject in each case to the recipient’s continued service through January 10, 2025) at 108.382% of the target number of shares.
Under our 2022 performance share awards, if a change of control of the Company had occurred prior to the end of the performance period on December 31, 2022, the number of shares issuable under each award would have been at the target level. If a change of control of the Company occurs after the end of the performance period but before the end of the service vesting period, the number of shares issuable will be based on actual performance. The awards may be assumed, substituted or continued in connection with a change of control and continue to vest based on the service vesting requirements of the awards. If not assumed, substituted or continued, then the awards will vest in full (at target or based on actual performance, as applicable) and become payable at the time of the change of control. A performance share award will vest in full in the event of a participant’s termination by the Company without cause within 24 months following a change of control of the Company in connection with which the award is assumed, continued or substituted.
Additionally, each of the performance share awards will vest on a pro-rated basis based on actual performance in the event of the recipient’s termination by reason of death or disability during the service period. As described above, under the employment agreements for our NEOs other than the CEO, the performance share awards are subject to partial acceleration upon certain involuntary terminations without a change of control.
The performance share awards (and any shares issued thereunder or proceeds from the sale of such shares) are subject to forfeiture in the event of a breach of restrictive covenants. See “Compensation Discussion and Analysis— Recovery Policy.”
Change of Control
Pursuant to the 2007 Plan and the 2017 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of the Company, existing awards may be assumed, substituted or continued. If the awards are not assumed, substituted or continued, then:
•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;
•
all performance units and cash incentive awards will be paid out as if target performance levels had been attained, but pro-rated based on the portion of the performance period that elapses prior to the change of control; and

•
all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

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The treatment of outstanding performance share awards in the event of a change of control is described above for the 2022 performance share awards.
Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:
•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;
•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;
•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or
•
an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 25%.

Retirement Benefits
We provide our employees in the United States with a tax-qualified defined contribution 401(k) plan, pursuant to which employees may elect to defer pre-tax salary amounts up to the limits set by the Internal Revenue Code. We match 100% of the first 4% of salary deferred by our employees under the 401(k) plan up to the IRS-defined limit for qualified plans.
In the UK, we provide employees with a defined contribution pension scheme which meets the statutory requirements prescribed under local law. Employees contribute 3% of their pre-tax salary into the scheme, and the Company contributes an additional 6% of employees’ pre-tax salaries.
In Canada, we provide our employees with a group retirement savings plan that allows contributions of earnings to statutory savings plans up to the limits set by the Income Tax Act (Canada). We match 100% of the first 4% of our employees’ salary contributions.
Nonqualified Deferred Compensation
The Deferred Compensation Plan provides a select group of management or highly compensated employees, which includes our U.S.-based named executive officers, with the opportunity to defer their base salary and their qualifying bonus compensation pursuant to the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also provides for discretionary employer contributions. See the section titled “Nonqualified Deferred Compensation Plan” below for a description of the Deferred Compensation Plan.
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2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides information regarding each outstanding equity award held by our named executive officers as of December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
N.V. TYAGARAJAN	1,050,000(2)	—	19.35	5/30/2023	—	—	—	—
	1,066,553(3)	1,066,553 (3)	30.29	5/7/2028	—	—	—	—
	—	—	—	—	54,011(4)	2,501,790	—	—
	—	—	—	—	113,064(5)	5,237,124	—	—
	—	—	—	—	91,311(6)	4,229,526	—	—
MICHAEL WEINER	—	298,864(7)	51.06	8/9/2031	—	—	—	—
	—	—	—	—	26,134(8)	1,210,527	—	—
	—	—	—	—	19,585(9)	907,177	—	—
	—	—	—	—	24,349(6)	1,127,846
BALKRISHAN KALRA	67,280(2)	—	19.35	5/30/2023	—	—	—	—
	70,000(10)	—	27.65	3/31/2026	—	—	—	—
	70,000(11)	—	24.74	3/29/2027	—	—	—	—
	35,000(12)	35,000(12)	31.50	4/1/2028	—	—	—	—
	216,130(13)	216,131(13)	27.70	1/9/2029	—	—	—	—
	—	—	—	—	24,445(4)	1,132,292
	—	187,724(14)	39.97	3/3/2031	52,883(15)	2,449,541	—	—
	—	103,412(16)	52.12	1/9/2032	40,249(6)	1,864,334	—	—
DARREN SAUMUR	—	35,000(17)	31.37	4/8/2028	—	—	—	—
	—	60,036(13)	27.70	1/9/2029	—	—	—	—
	—	107,981(18)	43.94	2/18/2030	15,076(4)	698,320	—	—
	—	74,101(14)	39.97	3/3/2031	32,618(15)	1,510,866	—	—
	—	96,518(16)	52.12	1/9/2032	27,491(6)	1,273,383	—	—
KATHRYN STEIN	25,000(12)	25,000(12)	31.50	4/1/2028	—	—	—	—
	84,050(13)	84,051(13)	27.70	1/9/2029	—	—	—	—
	—	107,981(18)	43.94	2/18/2030	15,803(4)	731,995	—	—
	—	98,802 (14)	39.97	3/3/2031	36,657(15)	1,697,952	—	—
	—	96,518 (16)	52.12	1/9/2032	27,442(6)	1,271,113	—	—
(1)	Represents the aggregate market value of the shares subject to the award calculated using the NYSE closing price of our common shares on December 31, 2022.
(2)	This option was granted on May 31, 2013 and fully vested on January 10, 2018.
(3)
This option was granted on May 8, 2018 and vested with respect to 50% of the option on May 8, 2021. The remaining 50% of the option will vest on May 8, 2023, subject to continued service through the vesting date.

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(4)
Represents a performance share award granted on February 19, 2020 which vested based on the level of attainment of performance goals for the 2020 calendar year and continued service through January 10, 2023. The performance period for this award was completed on December 31, 2020, and the number of shares subject to the award is based on actual performance attainment at 67.808%.

(5)
Represents a performance share award granted on March 29, 2021 which vests based on the level of attainment of performance goals for the 2021 calendar year and continued service through January 10, 2024. The performance period for this award was completed on December 31, 2021, and the number of shares subject to the award is based on actual performance attainment at 133.447%.

(6)
Represents a performance share award granted on March 20, 2022 which vests based on the level of attainment of performance goals for the 2022 calendar year and continued service through January 10, 2025. The performance period for this award was completed on December 31, 2022, and the number of shares subject to the award is based on actual performance attainment at 108.382%.

(7)	This option was granted on August 10, 2021 and will vest with respect to 50% of the option on each of August 2, 2024 and August 2, 2026, subject to continued service through each vesting date.
(8)
Represents a performance share award granted on August 10, 2021 which vests based on the level of attainment of performance goals for the 2021 calendar year and continued service through January 10, 2024. The performance period for this award was completed on December 31, 2021, and the number of shares subject to the award is based on actual performance attainment at 133.447%.

(9)
Represents restricted share units granted on August 10, 2021 that vested with respect to 50% on August 2, 2022. The remaining 50% of the restricted share units will vest on August 2, 2023, subject to continued service through the vesting date.

(10)	This option was granted on April 1, 2016 and fully vested on January 10, 2021.
(11)	This option was granted on March 30, 2017 and fully vested on January 10, 2022.
(12)
This option was granted on April 2, 2018 and vested with respect to 50% of the option on April 2, 2021. The remaining 50% of the option will vest on April 2, 2023, subject to continued service through the vesting date.

(13)
This option was granted on January 10, 2019 and vested with respect to 50% of the option on January 10, 2022. The remaining 50% of the option will vest on January 10, 2024, subject to continued service through the vesting date.

(14)	This option was granted on March 4, 2021 and will vest with respect to 50% of the option on each of January 10, 2024 and January 10, 2026, subject to continued service through each vesting date.
(15)
Represents a performance share award granted on March 4, 2021 which vests based on the level of attainment of performance goals for the 2021 calendar year and continued service through January 10, 2024. The performance period for this award was completed on December 31, 2021, and the number of shares subject to the award is based on actual performance attainment at 133.447%.

(16)	This option was granted on January 10, 2022 and will vest with respect to 50% of the option on each of January 10, 2025 and January 10, 2027, subject to continued service through each vesting date.
(17)
This option was granted on April 9, 2018 and vested with respect to 50% of the option on April 9, 2021. The remaining 50% of the option will vest on April 9, 2023, subject to continued service through the vesting date.

(18)	This option was granted on February 19, 2020 and will vest with respect to 50% of the option on each of February 19, 2023 and February 19, 2025, subject to continued service through each vesting date.
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2022 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding exercises of Company options and vesting of stock awards for each of our named executive officers during the fiscal year ended December 31, 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N.V. TYAGARAJAN	450,000	12,111,496	113,598(2)	5,920,728
MICHAEL WEINER	—	—	13,365(3)	636,976
BALKRISHAN KALRA	—	—	40,726(2)	2,122,639
DARREN SAUMUR	95,036	1,526,314	17,990(2)	937,639
KATHRYN STEIN	30,000	689,206	23,264(2)	1,212,520
(1)	Represents the aggregate value of the shares acquired upon exercise, net of the exercise price paid for acquiring the shares.
(2)	These shares vested and were issued, net of shares withheld for taxes, on January 10, 2022 pursuant to performance share awards granted in February 2019.
(3)	These shares vested and were issued, net of shares withheld for taxes, on August 2, 2022 pursuant to an RSU award granted in August 2021.
2022 PENSION BENEFITS
None of our NEOs participated in any defined benefit pension plan in 2022.
NONQUALIFIED DEFERRED COMPENSATION PLAN
The following table sets forth certain information with respect to our Deferred Compensation Plan as of December 31, 2022 for our named executive officers who elected to participate.
Name	Executive Contributions in 2022 ($)(1)	Company Contributions in 2022 ($)	Aggregate Earnings in 2022 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2022 ($)(3)
N.V. TYAGARAJAN	—	—	—	—	—
MICHAEL WEINER	—	—	—	—	—
BALKRISHAN KALRA	780,194	—	(869,986)	—	3,629,241
DARREN SAUMUR	—	—	—	—	—
KATHRYN STEIN	—	—	—	—	—
(1)
Contributions are included in the Summary Compensation Table under the “Salary” and “Non-equity Incentive Plan Compensation” columns for Mr. Kalra. Non-equity incentive plan awards were earned with respect to fiscal 2022 but awarded after the end of the fiscal year and, accordingly, the deferred amounts were contributed to the Deferred Compensation Plan in 2023. This column excludes amounts contributed in 2022 but earned with respect to fiscal 2021.

(2)
Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid. Because the deferrals of non-equity incentive plan compensation earned with respect to fiscal 2022 did not occur until after the end of the fiscal year, no earnings on these amounts are included in this column.

(3)	Includes contributions of non-equity incentive plan compensation that was earned with respect to fiscal 2022 but contributed to the Deferred Compensation Plan in 2023.
The Deferred Compensation Plan provides a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) of Genpact LLC and participating affiliates, including our U.S.-based named executive officers, the opportunity to defer from 1% up to 80% of their base salary and from 1% up to 100% of their qualifying bonus compensation (or such other minimums or maximums as determined by the administrator of the Deferred Compensation Plan). Participant deferrals are 100% vested at all times. The Deferred Compensation Plan also allows discretionary supplemental employer contributions by Genpact USA, Inc. (the “Member”), in the Member’s sole discretion, to be credited to some or all participant accounts. Discretionary supplemental employer contributions, if made, will be subject to a two-year vesting
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schedule (50% vesting on the one-year anniversary of approval of the contribution and 50% vesting on the second year anniversary of approval of the contribution, subject in each case to the participant’s continuing service) or such other vesting schedule as determined by the Member at the time the contribution is approved.
A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be credited or debited with notional investment gains and losses equal to the experience of selected hypothetical investment funds offered under the Deferred Compensation Plan and elected by the participant. The administrator of the Deferred Compensation Plan has the discretion to establish procedures by which the participants can change their investment elections among the available alternatives. Currently, participants can change their elections on a daily basis, subject to excessive trading limits.
A participant may elect to receive his or her deferred compensation and earnings thereon either (a) in a specified year or (b) following separation from service, in a single sum or in annual installments over a period of up to 15 years.
If a participant does not make an election with respect to the timing and/or form of payment, the deferred compensation will be paid in a lump sum upon participant’s separation from service. Any supplemental employer contribution will be paid upon a participant’s separation from service in the form of payment elected by the participant, unless otherwise designated by the Member at the time the contribution is authorized. Pursuant to the terms of the Deferred Compensation Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, limited cashouts, payment of taxes, certain limited offsets to satisfy debt due to the Company, failure of the Plan to meet statutory requirements and termination of the Deferred Compensation Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Below is a description of the potential payments and benefits that would be provided to our named executive officers upon termination of their employment or a change of control under their employment agreements and award agreements under the Incentive Compensation Plans.
Employment Agreements with Named Executive Officers
We have entered into agreements with our named executive officers that provide for certain payments and benefits to be paid upon certain terminations of employment. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table— Employment Agreements with Named Executive Officers” above for a description of these provisions.
Incentive Compensation Plans
The general treatment of outstanding awards under our 2007 and 2017 Plans in the event of a change of control is described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Incentive Compensation Plans.” However, certain equity grants have special change of control vesting provisions, as described below.
Generally, except as described below or upon certain qualifying terminations following a change of control (as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table— Incentive Compensation Plans”), our equity awards to our named executive officers do not provide for accelerated vesting upon a termination of employment.
The option granted to Mr. Tyagarajan in 2018 will vest on an accelerated basis as follows: in the event of his termination (i) on account of death or disability, the option will become vested as to an additional 20% of the option shares and (ii) without cause or for good reason (other than within 24 months following a change of control), the option will become vested with respect to an additional 25% of the option shares. The option will also vest upon a qualifying termination following a change of control as described above in the section titled “Change of Control.”
Additionally, each of the performance share awards granted to our named executive officers will vest on a pro-rated basis based on actual performance in the event of the executive’s termination by reason of death or disability.
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TERMINATION AND CHANGE OF CONTROL POTENTIAL PAYMENTS AND BENEFITS TABLE
The amounts disclosed in the table below are based on the payments and benefit costs that would have been incurred by the Company if the named executive officer’s employment had terminated as of the last business day of the fiscal year ended December 31, 2022. The amounts included below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. Where applicable, the value of one of our common shares on December 30, 2022 was $46.32, which was the closing market price of our common shares on the NYSE on such date.
						Change of Control(2)
Name	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Termination with Good Reason(1) ($)	Voluntary Termination Other than Death or Disability ($)	Termination due to Death or Disability ($)	Accelerated Vesting upon qualifying termination or if Award not Assumed, Substituted or Continued by the Acquiring Entity ($)	Award Assumed, Substituted or Continued by the Acquiring Entity ($)
N.V. TYAGARAJAN
Cash Severance	5,048,000(3)	—	5,048,000(3)	—	—	—	—
Equity Treatment	8,548,422(4)	—	8,548,422(4)	—	14,241,844(5)	29,065,373(6)	—
Health and Welfare(7)	32,079	—	32,079	—	—	—	—
TOTAL	13,628,502	—	13,628,502	—	14,241,844	29,065,373	—
MICHAEL WEINER
Cash Severance	1,200,000(8)	—	1,200,000(8)	—	—	—	—
Equity Treatment	907,177(9)	—	907,177(9)	—	1,182,976(10)	3,245,566(11)	—
Health and Welfare(7)	32,738	—	32,738	—	—	—	—
TOTAL	2,139,916	—	2,139,916	—	1,182,976	3,245,566	—
BALKRISHAN KALRA
Cash Severance	1,211,538(8)	—	1,211,538(8)	—	—	—	—
Equity Treatment	1,132,314(9)	—	1,132,314(9)	—	3,386,820(10)	11,181,366(11)	—
Health and Welfare(7)	32,738	—	32,738	—	—	—	—
TOTAL	2,376,591	—	2,376,591	—	3,386,820	11,181,366	—
DARREN SAUMUR
Cash Severance	914,820(8)	—	914,820(8)	—	—	—	—
Equity Treatment	1,350,086(9)	—	1,350,086(9)	—	2,130,061(10)	5,851,271(11)	—
Health and Welfare(7)	4,545(12)	—	4,545(12)	—	—	—	—
TOTAL	2,269,451	—	2,269,451	—	2,130,061	5,851,271	—
KATHRYN STEIN
Cash Severance	970,211(8)	—	970,211(8)	—	—	—	—
Equity Treatment	1,231,007(9)	—	1,231,007(9)	—	2,287,715(10)	6,521,049(11)	—
Health and Welfare(7)	32,610	—	32,610	—	—	—	—
TOTAL	2,233,827	—	2,233,827	—	2,287,715	6,521,049	—
(1)	See definitions of “good reason” in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”
(2)	The following terms apply to outstanding awards in the event of a change of control:
•	outstanding awards may be assumed, substituted or continued, in which case there is no accelerated vesting of the awards;
•
performance share awards, options and restricted share units granted to our NEOs vest in full upon a termination without cause or for good reason (a “qualifying termination”) within 24 months following a change of control in which the awards are assumed, substituted or continued; and

•	if outstanding awards are not assumed, substituted or continued, then they vest in full upon a change of control.
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(3)
Amount represents the payment of an amount equal to two times the sum of (i) Mr. Tyagarajan’s annual base salary of $824,000 and (ii) the annual bonus he received for the fiscal year preceding the fiscal year of termination, which annual bonus was $1,700,000 in 2021.

(4)	Amount represents the estimated value of accelerated vesting of 25% of the shares subject to Mr. Tyagarajan’s 2018 option.
(5)
Amount represents the estimated value of accelerated vesting of (i) an unvested 20% of the Company options granted to Mr. Tyagarajan in 2018 and (ii) the prorated vesting of performance share units granted in 2020, 2021 and 2022, calculated at actual performance.

(6)
Amount represents the estimated value of accelerated vesting of (i) all of the unvested Company options granted to Mr. Tyagarajan in 2018 and (ii) the performance share units granted to Mr. Tyagarajan in 2020, 2021 and 2022, calculated at actual performance.

(7)
For each NEO, this amount represents the estimated value of providing the NEO and the NEO’s dependents with health benefits for the period defined in such NEO’s employment agreement (18 months for Ms. Stein and Messrs. Kalra, Saumur and Weiner, and 24 months for Mr. Tyagarajan) following the date of termination at the same level of coverage provided to our senior executives based in the same jurisdiction. The amounts are calculated based on the present value of the maximum liability with respect to each NEO and such NEO’s dependents under our applicable benefit plan in effect as of December 31, 2022.

(8)
Amount represents (i) for Mr. Weiner, the sum of 12 months of his base salary and his target bonus for 2022, and (ii) for Ms. Stein and Messrs. Kalra and Saumur, the sum of (a) six months of such NEO’s base salary, (b) one additional week of salary for each year of employment with the Company (up to a maximum of 12 additional weeks) and (c) such NEO’s total annual target bonus for 2022.

(9)
Amount represents the estimated value of accelerated vesting of the portion of all outstanding unvested (i) performance share units for which the performance periods were completed as of December 31, 2022, (ii) restricted share units and (iii) Company options that would have vested within 12 months after the termination date of December 31, 2022 had the NEO continued in service with the Company through such date.

(10)	Amount represents the estimated value of the prorated vesting of unvested performance share units granted in 2020, 2021 and 2022 (as applicable), calculated at actual performance.
(11)	Amount represents the estimated value of accelerated vesting of all outstanding and unvested equity awards granted to the NEO.
(12)	This amount was converted from Canadian dollars at the rate of CAD 1/US$0.773.
59 2023 Proxy Statement

| EXECUTIVE OFFICER COMPENSATION
CEO PAY RATIO
For 2022, Mr. Tyagarajan’s total annual compensation as disclosed in the Summary Compensation Table was $4,166,783, and the total annual compensation (taking into account a cost-of-living adjustment for wages paid to employees outside the U.S.) for our median employee, located in India, was $27,844, resulting in a pay ratio of 150:1. We have employees in more than 35 countries, and more than 90% of our employees are located outside of the U.S. Most of these non-U.S. employees are based in India and other countries in which wage levels have historically been significantly lower than wage levels in the U.S. and Western Europe for comparably skilled professionals.
We used the following methodology and assumptions to identify the median employee and calculate the annual total compensation of the median-paid employee:
•
We selected October 1, 2022 as the date on which to determine our median employee. As of that date, we had more than 118,000 active, full-time employees, of which only approximately 8,000 were located in the U.S.

•
SEC regulations allow employers to identify the median based on a consistently applied compensation measure, or CACM. We used (A) annualized base salary plus (B) target bonus or other incentive compensation for 2022 as our CACM because these two elements are consistently available across all countries where we have employees.

•
We ranked this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Tyagarajan, whether employed on a full-time, part-time, or seasonal basis.

•	We converted amounts paid in foreign currencies to the U.S. dollar based on the applicable 2022 average exchange rates.
As permitted by SEC rules, we performed two separate calculations in identifying our median employee: one involved making a cost-of-living-adjustment (“COLA”) for individuals employed outside of the U.S. and Puerto Rico, and one did not employ a COLA for those individuals. We performed the COLA based on the figures available as of the determination date of October 1, 2022 from the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate, available at http://data.worldbank.org/indicator/PA.NUS.PPPC.RF. Using the COLA, we determined that our median employee was an employee working in India as discussed above. The exchange rate we used to convert our median employee’s compensation to the U.S. dollar for 2022 was 1 Indian rupee to 0.0127997 U.S. dollar, and based on the most recent figures available from the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate, available at http://data.worldbank.org/indicator/PA.NUS.PPPC.RF, a COLA of 1 to 0.3105519 was applied to this individual’s U.S. dollar-converted annual total compensation. Performing the median employee identification analysis without employing a cost-of-living adjustment, we determined that the 2022 annual total compensation for a different median employee, also located in India, was $10,341, resulting in a pay ratio of 403:1. The exchange rate we used to convert such employee’s 2022 compensation to the U.S. dollar was 1 Indian rupee to 0.0127997 U.S. dollar. Because our median employee is located in India and our CEO is located in the U.S., our CEO pay ratio is higher than it would be if our employee base were concentrated primarily in the U.S. or if most of our employees, including our CEO, were employed in the same jurisdiction.
We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, our pay ratio may not be comparable to the pay ratios reported by other companies.
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| EXECUTIVE OFFICER COMPENSATION
Pay versus Performance
The table below shows the following information for the past three fiscal years: (i) total compensation for our principal executive officer (PEO) and, on average, our other named executive officers (non-PEO NEOs) as disclosed in the Summary Compensation Table above; (ii) the “compensation actually paid” to our PEO and, on average, to our non-PEO NEOs, calculated as required by SEC pay versus performance rules; (iii) our total shareholder return (TSR); (iv) the TSR of the peer group we use for purposes of Item 201(e) of Regulation S-K; (v) our net income; (vi) our revenue and (vii) our adjusted income from operations (“AOI”), which is a non-GAAP measure. We selected revenue and AOI as the most important measures linking compensation actually paid to our NEOs for 2022 to Company performance – revenue because it is a primary metric in our annual non-equity incentive compensation plan and several of the goals in our long-term incentive compensation plan target revenue growth in certain services or promote long-term revenue growth, and AOI because it was the predominant metric used in our 2022 compensation plans, both as a qualifying metric and a performance metric for the 2022 PSU awards and as a performance metric for our 2022 annual non-equity incentive plan, as described in more detail in the section titled “Compensation Discussion and Analysis.” See Exhibit 1 to this Proxy Statement for a reconciliation of AOI to the most directly comparable GAAP financial measure.
“Compensation actually paid” does not represent the value of cash and Company common shares received by our NEOs during the year, but rather is an amount calculated in accordance with SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, the “compensation actually paid” amounts disclosed below differ from the compensation actually received by our NEOs.
Pay Versus Performance Table
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	TSR(4)	Peer Group TSR(4)	Net Income (in $ '000)	Revenue (in $ '000)	AOI (in $ '000)
2022	4,166,783	694,298	2,976,115	2,224,062	113	137	353,404	4,371,172	718,219
2021	6,646,011	27,436,323	4,275,935	8,907,805	128	208	369,448	4,022,211	662,680
2020	5,294,702	3,358,666	2,535,069	1,876,240	99	137	308,276	3,709,377	588,808
(1)	Represents the total compensation of our PEO, N.V. Tyagarajan, as reported in the Summary Compensation Table for each year reported in the table.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table above. The following table details the applicable adjustments that were made to determine “compensation actually paid” to our PEO and, on average, our non-PEO NEOs for each year reported in the table:

	Executive(s)	Summary Compensation Table Total ($)	Subtract: Reported value of equity awards granted during the year ($)	Add: Year-end fair value of unvested equity awards granted during the year ($)	Add: Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Add: Change in fair value of equity awards granted in prior years that vested during the year ($)	Compensation actually paid ($)
2022	PEO Non-PEO NEOs	4,166,783 2,976,115	2,252,530 1,812,167	4,229,564 2,525,815	(5,251,707) (1,336,522)	(197,812) (129,179)	694,298 2,224,062
2021	PEO Non-PEO NEOs	6,646,011 4,275,935	4,080,420 2,979,374	6,001,454 4,237,676	13,782,911 3,332,710	5,086,367 40,858	27,436,323 8,907,805
2020	PEO Non-PEO NEOs	5,294,702 2,535,069	3,366,017 1,386,350	2,233,927 1,056,272	(943,743) (331,050)	139,797 2,299	3,358,666 1,876,240
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| EXECUTIVE OFFICER COMPENSATION
(3)
Represents the average of the total compensation of each of our non-PEO NEOs as reported in the Summary Compensation Table for each year indicated. The non-PEO NEOs included in this calculation for each reported year are as follows:

•	2022: Michael Weiner, Balkrishan Kalra, Darren Saumur and Kathryn Stein;
•	2021: Michael Weiner, Edward Fitzpatrick, Balkrishan Kalra, Darren Saumur and Kathryn Stein; and
•	2020: Edward Fitzpatrick, Balkrishan Kalra, Darren Saumur and Kathryn Stein.
(4)
TSR was determined assuming an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents the TSR of the peer group disclosed in our Annual Report on Form 10-K in accordance with Item 201(e) of Regulation S-K and consists of Accenture plc, Cognizant Technology Solutions Corp., ExlService Holdings, Inc., Infosys Technologies Limited, Wipro Technologies Limited, and WNS (Holdings) Limited.

Most Important Measures Linking Compensation Actually Paid During 2022 to Company Performance
Listed below in no particular order are the most important measures we used to link compensation actually paid to our NEOs for 2022 to Company performance. For further information regarding these performance measures and their function in our executive compensation program, please see the section in this Proxy Statement titled “Compensation Discussion and Analysis.”
2022 Most Important Measures (Unranked)
• AOI($)	• Transformation services bookings
• AOI margin	• Renewal bookings
• Net bookings	• Revenue
• Employee engagement score
Relationship Between Compensation Actually Paid to our NEOs and Company Performance
The following graphs further illustrate the relationship between the pay and performance figures that are included in the Pay versus Performance Table above by comparing how our TSR (and the TSR of our peer group), net income, AOI and revenue, respectively, compare to the compensation actually paid to our NEOs for the years shown. As noted above, the amounts of “compensation actually paid” as used in this section and in the following graphs were calculated in accordance with SEC rules and do not represent the compensation actually received by our NEOs during the applicable years.

62 2023 Proxy Statement

| EXECUTIVE OFFICER COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about the securities authorized for issuance under the 2017 Omnibus Incentive Compensation Plan, the 2007 Omnibus Incentive Compensation Plan and the Genpact Employee Stock Purchase Plans as of December 31, 2022.
Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights(2)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares in First Column)(3)
Equity compensation plans approved by shareholders	12,051,069	$33.27	13,167,470
Equity compensation plans not approved by shareholders	—	—	—
Total	12,051,069	$33.27	13,167,470
(1)
The performance periods for the performance share awards granted in 2020, 2021 and 2022 are complete, so actual performance has been used to determine the number of shares issuable under such awards upon completion of the respective service periods. Amounts in this column exclude (i) shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) shares issuable in 2023 under restricted share unit awards that vested as of December 31, 2022.

(2)	The weighted average exercise price does not take into account restricted share units and performance share awards or purchase rights under the Company’s Employee Stock Purchase Plans.
(3)
The amounts in this column are comprised of (i) 1,846,551 shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) 11,320,919 shares available for issuance under the Company’s 2017 Omnibus Incentive Compensation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2022, Mmes. Lindstrom and Morken and Messrs. Madden and Nunnelly, until the date of our 2022 annual meeting, at which he did not stand for reelection, served as members of our compensation committee. No member of our compensation committee was at any time during fiscal 2022, or formerly, an officer or employee of Genpact Limited or any subsidiary of Genpact Limited. No member of our compensation committee had any relationship with us during fiscal 2022 requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.
During fiscal 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and such discussions, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
By the compensation committee of the board of directors of Genpact Limited.
Carol Lindstrom, Chair
James Madden
CeCelia Morken
63 2023 Proxy Statement

| PROPOSAL 2

 BOARD RECOMMENDATION

The board recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

Proposal Two —
NON-BINDING VOTE ON EXECUTIVE COMPENSATION
The Company’s shareholders are entitled to vote at the annual general meeting to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, our board of directors or the compensation committee.
Although the vote is non-binding, our board of directors and the compensation committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s executive officers. At the past three annual general meetings of our shareholders held in May of each of 2020, 2021 and 2022, the results of the shareholder advisory votes supported our executive compensation programs, with approximately 84%, 93% and 96% of the votes, respectively, having been cast for the approval of the compensation of our named executive officers.
Our shareholders are given the opportunity to vote on an advisory, non-binding basis on the compensation of our named executive officers annually. The next opportunity for our shareholders to vote on such a proposal will be at the 2024 annual general meeting of our shareholders. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program has a strong pay-for-performance alignment and is designed to reward the achievement of our annual, long-term and strategic goals, such as increasing bookings and growing revenues, improving operating margins and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value. Shareholders are urged to read the foregoing “Compensation Discussion and Analysis” section of this proxy statement, which more thoroughly discusses how we believe our compensation policies and procedures complement our compensation philosophy. Our board of directors and our compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement.
We are asking our shareholders to vote for the following resolution:
“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the various compensation tables and the accompanying narrative discussions.”
64 2023 Proxy Statement

| PROPOSAL 3

 BOARD RECOMMENDATION:

The board of directors recommends that you vote EVERY YEAR with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur.

Proposal Three –
NON-BINDING VOTE ON THE FREQUENCY OF NON-BINDING SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, the Company’s shareholders are also entitled to vote at the annual meeting regarding whether the shareholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as presented in Proposal 2 of this proxy statement) should occur every year, once every two years or once every three years. Shareholders will also have the option to abstain from voting on the matter. The shareholder vote on the frequency of the non-binding shareholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or our Board. Such an advisory vote will be provided to shareholders at least every six years.
Although the vote is non-binding, both the Board of Directors and the compensation committee value the opinions of our shareholders and will consider the outcome of the vote when setting the frequency of the shareholder vote on executive compensation.
The Board has determined that an advisory shareholder vote on executive compensation that occurs every year is the best approach for the Company and its shareholders. In reaching this conclusion, the Board considered that holding an annual advisory vote on executive compensation allows shareholders to provide direct input on our compensation policies and practices as disclosed in the proxy statement each year and provides shareholders who have concerns about any of our compensation practices an appropriate alternative to voting against the re-election to the Board of one or more members of the compensation committee. An annual advisory vote also provides the compensation committee with the opportunity to evaluate its compensation decisions taking into account timely shareholder feedback. Additionally, an annual advisory vote on executive compensation supports our efforts to facilitate shareholder feedback and maintain ongoing communications between shareholders and the Board and senior management.
The proxy card provides shareholders four choices with respect to the frequency of the shareholder vote for the approval of the compensation of our named executive officers. The four choices are as follows:
•	Every year;
•	Every two years;
•	Every three years; or
•	Abstain.
The Board recommends that the shareholders choose “every year” with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur. However, the shareholder vote under this Proposal 3 is not to approve or disapprove the Board’s recommendation but is instead a direct advisory vote on the particular frequency at which each shareholder would like the advisory vote on executive officer compensation to be conducted.
65 2023 Proxy Statement

| Audit Matters
Audit Matters
REPORT OF THE AUDIT COMMITTEE
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2022 and has discussed these financial statements with our management and independent registered public accounting firm.
The audit committee has also received from, and discussed with, KPMG, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.
Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from Genpact.
Based on its discussions with management and the independent registered public accounting firm, and its review of the information provided by management and the independent registered public accounting firm, the audit committee recommended to our board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
By the audit committee of the board of directors of Genpact Limited.
Mark Verdi, Chair
Stacey Cartwright
Laura Conigliaro
Tamara Franklin
CeCelia Morken
Brian Stevens
66 2023 Proxy Statement

| PROPOSAL 4

 BOARD RECOMMENDATION:

The board of directors believes that the appointment of KPMG as our independent registered public accounting firm is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote “FOR” approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal Four –
APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected KPMG as our independent registered public accounting firm for the current fiscal year. KPMG has served as our independent registered public accounting firm since October 1, 2004. If this proposal is not approved at our 2023 annual meeting, our audit committee will reconsider its selection of KPMG. Representatives of KPMG are not expected to be present at the annual meeting.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table presents the aggregate fees for services rendered by KPMG, our independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021.
	Fiscal 2022	Fiscal 2021
	($ in thousands)
Audit fees	$2,785	$2,672
Audit-related fees	1,426	1,008
Tax fees	284	390
All other fees	73	21
Total fees	$4,568	$4,091
Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, review of our interim consolidated financial statements, issuance of comfort/consent letters related to notes offerings, and audit services provided in connection with other statutory or regulatory filings. Audit-related fees consist primarily of assurance and related services. Assurance and related services mainly include SOC 1 (ISAE 3402) attestation and certification for submission to statutory and regulatory authorities. Tax fees include fees for professional services for tax compliance, assessment support and advisory services. All other fees include fees for services provided other than the services reported above.
Audit Committee’s Pre-approval Policy and Procedures
The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. From time to time, the audit committee may pre-approve services that are expected to be provided to Genpact by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the audit committee, management or the independent registered public accounting firm report to the audit committee regarding services actually provided to Genpact.
During fiscal 2022, no services were provided to Genpact by KPMG other than in accordance with the pre-approval policies and procedures described above.
67 2023 Proxy Statement

| Important Information about the Annual General Meeting and Voting
Important Information about the Annual General Meeting and Voting
What is the purpose of the annual meeting?
At the annual meeting, shareholders will consider and act on the following matters:
1	To elect ten (10) directors to hold office until the next annual election or until their successors are duly elected and qualified;
2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;
3	To recommend, in a non-binding, advisory vote, whether a non-binding, advisory shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years;
4	To approve the appointment of KPMG Assurance and Consulting Services LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Who can vote?
To be able to vote, you must have been a shareholder of record at the close of business on March 10, 2023. This date is the record date for the annual meeting.
Shareholders of record at the close of business on March 10, 2023 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 183,669,129.
How many votes do I have?
Each common share of Genpact that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.
Is my vote important?
Your vote is important regardless of how many common shares you own. Please take the time to read the instructions below and vote. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.
How do I vote?
If you are a record holder of Genpact shares, you may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting. If you hold your shares in “street name,” refer to the information in “CAN I VOTE IF MY SHARES ARE HELD IN ‘STREET NAME’?” below on how to vote your shares.
68 2023 Proxy Statement

| Important Information about the Annual General Meeting and Voting
You may submit your proxy to vote online. If you have Internet access, you may submit your proxy to vote your shares from any location as described in the Notice.
You may submit your proxy to vote by telephone. If you request printed copies of the proxy materials, you may submit your proxy to vote your shares by telephone by calling 1 800-652-VOTE (8683) from within the US, US territories and Canada by following the instructions in the Notice.
You may submit your proxy to vote by mail. If you request printed copies of the proxy materials, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the postage-prepaid envelope provided. You do not need to put a stamp on the envelope provided if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote “FOR” each director nominee included in Proposal 1, “FOR” Proposals 2 and 4 and “EVERY YEAR” for Proposal 3.
You may vote by scanning the QR code. You may vote your shares by scanning the QR code located in the Notice.
You may vote in person. If you attend the meeting at the location set forth in the accompanying Notice of 2023 Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. If you attend the meeting in person, you will need to bring an acceptable form of photo identification, such as a driver’s license or passport, along with evidence of your ownership of shares of the Company as of the record date.
Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail?
In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to shareholders over the Internet. Most shareholders are receiving by mail the Notice, which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail), the Notice contains instructions on how to do so. Shareholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.
Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares online or by telephone?
Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:
•	submitting another proxy to vote with a later date online, by telephone or by scanning the QR code;
•	signing and delivering another proxy with a later date to our Corporate Secretary, c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, NY 10175;
•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or
•	voting in person at the meeting.
Your attendance at the meeting alone will not revoke your proxy.
Can I vote if my shares are held in “street name?”
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting online or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.
69 2023 Proxy Statement

| Important Information about the Annual General Meeting and Voting
If the shares you own are held in “street name” by a bank or brokerage firm, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 4, 2023. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.
What is a broker non-vote?
Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under NYSE rules, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.
All proposals other than the approval of KPMG as the Company’s independent registered public accounting firm for fiscal year 2023 are non-routine matters and, therefore, common shares held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.
What constitutes a quorum?
In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of 2023 Annual General Meeting, we will have a quorum if at least two shareholders are present in person or by proxy who hold or represent more than 50 percent of the outstanding shares entitled to vote, or at least 91,834,565 shares. Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.
If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.
What vote is required for each item?
For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the board of directors that would have been filled by the director nominee will become vacant. The board of directors has the ability to fill any vacancy upon the recommendation of its nominating and governance committee.
How will votes be counted?
Each common share will be counted as one vote according to the instructions contained on a properly completed proxy, whether submitted by mail, online, by telephone or on a ballot voted in person at the annual meeting. Shares will not be voted in respect of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes. If the shareholder signs and submits but does not indicate voting instructions on the proxy card, the proxies will have the authority to vote in respect of all proposals.
Who will count the votes?
Computershare, our transfer agent, will serve as independent vote tabulator and will count the votes. Our Chief Legal Officer, Heather White, has been appointed by the board of directors as the Inspector of Election and will certify the results of the voting.
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| Important Information about the Annual General Meeting and Voting
How does the board of directors recommend that I vote on the proposals?
The board of directors recommends that you vote:
FOR the election of the ten (10) directors listed under Proposal 1 to hold office until the next annual election or until their successors are duly elected and qualified;
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
EVERY YEAR with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur; and
FOR the approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Will any other business be conducted at the meeting or will other matters be voted on?
The board of directors does not know of any other matters that may properly come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail, online or by telephone, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.
Where can I find the voting results?
We will report the voting results in a current report on Form 8-K within four business days of the 2023 annual meeting.
How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2024 annual general meeting?
Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. If you are interested in submitting a proposal for inclusion in the proxy statement for the 2024 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2024 Annual General Meeting of Shareholders at the New York City address set forth below no later than November 22, 2023.
Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.
A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:
•
a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;
•	the class and number of shares of our share capital which are owned and of record by the shareholder;
•
a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

•
a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

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| Important Information about the Annual General Meeting and Voting
Our bye-laws also contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not less than 120 days nor more than 150 days prior to the date of the proxy statement released to shareholders in connection with the prior year’s annual meeting.
A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:
•	the name and record address of the shareholder and the owner;
•	the class and number of shares of our share capital which are owned beneficially and of record by the shareholder;
•
a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•
a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:
•	the name, age, business address and residence of such proposed nominee;
•	the principal occupation or employment of the proposed nominee;
•	the class, series and number of shares of the Company beneficially owned by such nominee;
•	particulars which would, if such proposed nominee were appointed as a director, be required to be included in the Company’s register of Directors and Officers;
•
all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act; and

•	the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
In addition to satisfying the advance notice procedure in our bye-laws with regard to shareholder proposals related to the nomination of candidates for election as directors, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 5, 2024. If the date of the 2024 Annual General Meeting of Shareholders changes by more than 30 calendar days from the date of the 2023 Annual General Meeting of Shareholders, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 Annual General Meeting of Shareholders or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual General Meeting of Shareholders.
Any proposals, nominations or notices should be sent to:
Genpact LLC
521 Fifth Avenue, 14th Floor
New York, New York 10175
Attention: Corporate Secretary
What are the costs of soliciting these proxies?
We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail, but our directors, officers and select other employees may also solicit proxies by telephone, e-mail or other means of communication without additional remuneration. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they
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| Important Information about the Annual General Meeting and Voting may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
Will the 2022 financial statements be presented at the annual meeting?
Yes. At the annual meeting we will present the audited consolidated financial statements for the fiscal year ended December 31, 2022, as required by Bermuda law. Copies of these financial statements are included in our Annual Report on Form 10-K.
How can I obtain A COPY OF THE COMPANY’S Annual Report on Form 10-K?
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available on our website at www.genpact.com. If you would like a copy of our Annual Report on Form 10-K, we will send you one without exhibits at no charge. Please contact:
Genpact LLC
521 Fifth Avenue, 14th Floor
New York, New York 10175
Attention: Corporate Secretary
Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement, nor is it incorporated herein.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of each of our proxy statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, New York 10175, Attention: Corporate Secretary, or by telephone at (212) 896-6601. If you would like to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or by telephone at (212) 896-6601.
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| Other Matters
Other Matters
Our board of directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented at the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.
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| Electronic Submission of Proxies for Voting

 Management hopes that shareholders will attend the meeting.

Whether or not you plan to attend, you are urged to submit your proxy to vote your shares online by following the instructions in the Notice, or, if you request printed copies of the proxy materials, by mail or by telephone. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally at the meeting even though they have sent in their proxies.

Electronic Submission of Proxies for Voting
If you own your common shares of record, you may submit your proxy to vote your shares online at www.envisionreports.com/G by following the instructions in the Notice. Proxies submitted online must be received by 1:00 a.m., Eastern Daylight Time, on May 4, 2023.
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote online or by telephone, instructions for which will be provided by your bank or brokerage firm on your vote instruction form.
75 2023 Proxy Statement

| Exhibit 1
Exhibit 1
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
This Proxy Statement includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:
•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.
In addition to using these measures as compensation performance measures, we use these non-GAAP financial measures for our internal management reporting, budgeting and decision-making purposes, including comparing our operating results to those of our competitors. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of our GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.
Prior to July 2012, we used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for our internal management reporting, budgeting and decision making purposes, including comparing our operating results to those of our competitors. However, considering our frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 we have used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for our internal management reporting, budgeting and decision-making purposes, including comparing our operating results to those of our competitors. For the same reasons, since April 2016 we have excluded the impairment of acquired intangible assets from the financial statements we use for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.
We also use financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” we believe that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between our operating results and those of other companies. Additionally, in our calculations of such non-GAAP financial measures, we have adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income attributable to Genpact Limited shareholders, and other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests from GAAP income from operations because we believe that our results after taking into account these adjustments more accurately reflect our ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.
We provide information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of our true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
E-1 2023 Proxy Statement

| Exhibit 1
Accordingly, we believe that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with our reported results, can provide useful supplemental information to our investors and our management regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income attributable to Genpact Limited shareholders and net income attributable to Genpact Limited shareholders margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. We compensate for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.
The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the years ended December 31, 2021 and 2022:
Reconciliation of Net income/Margin to Adjusted Income from Operations/Margin
(In thousands)
	Year ended December 31,
	2021	2022
Net income	$369,448	$353,404
Foreign exchange (gains) losses, net	(12,669)	(15,392)
Interest (income) expense, net	51,434	52,204
Income tax expense	113,681	111,832
Stock-based compensation expense	81,968	77,373
Amortization and impairment of acquired intangible assets	57,641	42,566
Restructuring expenses	—	38,815
Acquisition-related expenses	1,177	—
Loss relating to business held for sale	—	24,842
Impairment charge on assets classified as held for sale	—	32,575
Adjusted income from operations	$662,680	$718,219
Net income margin	9.2%	8.1%
Adjusted income from operations margin	16.5%	16.5%
E-2 2023 Proxy Statement

| Exhibit 1
Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)
	Year ended December 31,
	2021	2022
Income from operations	$508,999	$502,151
Stock-based compensation expense	81,968	77,373
Amortization and impairment of acquired intangible assets	57,641	42,566
Other income (expense), net	12,895	(103)
Restructuring expenses	—	38,815
Acquisition-related expenses	1,177	—
Loss relating to business held for sale	—	24,842
Impairment charge on assets classified as held for sale	—	32,575
Adjusted income from operations	$662,680	$718,219
Income from operations margin	12.7%	11.5%
Adjusted income from operations margin	16.5%	16.5%
Reconciliation of Diluted EPS to Adjusted Diluted EPS(1)
(Per share data)
	Year ended December 31,
	2021	2022
Diluted EPS	$1.91	$1.88
Stock-based compensation expense	0.42	0.41
Amortization and impairment of acquired intangible assets	0.30	0.23
Acquisition-related expenses	0.01	—
Restructuring expenses	—	0.21
Loss relating to business held for sale	—	0.13
Impairment charge on assets classified as held for sale	—	0.17
Tax impact on stock-based compensation expense	(0.11)	(0.12)
Tax impact on amortization and impairment of acquired intangible assets	(0.07)	(0.06)
Tax impact on acquisition-related expenses	(0.00)	—
Tax impact on restructuring expenses	—	(0.05)
Tax impact on loss relating to business held for sale	—	(0.03)
Tax impact on impairment charge on assets classified as held for sale	—	(0.03)
Adjusted diluted EPS	$2.45	$2.74
(1)	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.
E-3 2023 Proxy Statement

genpact VOTE

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Nominee	For	Against	Abstain
01 - N.V. Tyagarajan	☐	☐	☐
02 - James Madden	☐	☐	☐
03 - Ajay Agrawal	☐	☐	☐
04 - Stacey Cartwright	☐	☐	☐
05 - Laura Conigliaro	☐	☐	☐
06 - Tamara Franklin	☐	☐	☐
07 - Carol Lindstrom	☐	☐	☐
08 - CeCelia Morken	☐	☐	☐
09 - Brian Stevens	☐	☐	☐
10 - Mark Verdi	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 6 9 1 4 3

03S7SB

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/G

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Genpact Limited

Notice of 2023 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2023

Heather D. White and Thomas D. Scholtes, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Genpact Limited to be held on May 4, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the director nominees listed in Proposal 1, FOR Proposals 2 and 4 and ONE YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)